                                                                     Exhibit 4.1

                         NCI 401(K) PROFIT SHARING PLAN

                           JANUARY 1, 2001 RESTATEMENT

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                                Table of Contents

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                                                       ARTICLE I
                                                      Definitions

1.1     Plan Definitions.........................................................................................    2
1.2     Interpretation...........................................................................................    8

                                                       ARTICLE II
                                                        SERVICE

2.1     Special Definitions......................................................................................    8
2.2     Crediting of Hours of Service............................................................................    9
2.3     Limitations on Crediting of Hours of Service.............................................................   10
2.4     Department of Labor Rules................................................................................   11
2.5     Crediting of Continuous Service..........................................................................   11
2.6     Eligibility Service......................................................................................   11
2.7     Years of Vesting Service.................................................................................   11
2.8     Exclusion of Vesting Service Completed Following a Break for Determining Vested Interest in Prior
            Accrued Benefit......................................................................................   11
2.9     Crediting of Hours of Service with Respect to Short Computation Periods..................................   12
2.10    Crediting of Service on Transfer or Amendment............................................................   12
2.11    Crediting of Service to Leased Employees.................................................................   13

                                                      ARTICLE III
                                                      ELIGIBILITY

3.1     Eligibility..............................................................................................   13
3.2     Transfers of Employment..................................................................................   13
3.3     Reemployment.............................................................................................   13
3.4     Notification Concerning New Eligible Employees...........................................................   13
3.5     Effect and Duration......................................................................................   13

                                                       ARTICLE IV
                                               TAX-DEFERRED CONTRIBUTIONS

4.1     Tax-Deferred Contributions...............................................................................   14
4.2     Amount of Tax-Deferred Contributions.....................................................................   14
4.3     Amendments to Reduction Authorization....................................................................   14
4.4     Suspension of Tax-Deferred Contributions.................................................................   15
4.5     Resumption of Tax-Deferred Contributions.................................................................   15
4.6     Delivery of Tax-Deferred Contributions...................................................................   15
4.7     Vesting of Tax-Deferred Contributions....................................................................   15

                                Table of Contents
                                   (continued)

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                                                       ARTICLE V
                                          AFTER-TAX AND ROLLOVER CONTRIBUTIONS

5.1     Transferred After-Tax Contributions......................................................................   15
5.2     Rollover Contributions...................................................................................   15
5.3     Vesting of After-Tax Contributions and Rollover Contributions............................................   16

                                                       ARTICLE VI
                                                 EMPLOYER CONTRIBUTIONS

6.1     Contribution Period......................................................................................   16
6.2     Qualified Nonelective Contributions......................................................................   16
6.3     Allocation of Qualified Nonelective Contributions........................................................   16
6.4     Amount and Allocation of Regular Matching Contributions..................................................   17
6.5     Additional Profit-Sharing Matching Contributions.........................................................   17
6.6     Limit on Tax-Deferred Contributions Matched..............................................................   18
6.7     Verification of Amount of Employer Contributions by the Sponsor..........................................   18
6.8     Payment of Employer Contributions........................................................................   18
6.9     Allocation Requirements for Employer Contributions.......................................................   18
6.10    Exceptions to Allocation Requirements for Employer Contributions.........................................   19
6.11    Vesting of Employer Contributions........................................................................   19
6.12    Election of Former Vesting Schedule......................................................................   19

                                                      ARTICLE VII
                                              LIMITATIONS ON CONTRIBUTIONS

7.1     Definitions..............................................................................................   20
7.2     Code Section 402(g) Limit................................................................................   24
7.3     Distribution of Excess Deferrals.........................................................................   24
7.4     Limitation on Tax-Deferred Contributions of Highly Compensated Employees.................................   25
7.5     Determination and Allocation of Excess Tax-Deferred Contributions Among Highly Compensated Employees.....   26
7.6     Distribution of Excess Tax-Deferred Contributions........................................................   27
7.7     Limitation on Matching Contributions of Highly Compensated Employees.....................................   27
7.8     Determination and Allocation of Excess Matching Contributions Among Highly Compensated Employees.........   28
7.9     Forfeiture or Distribution of Excess Contributions.......................................................   29
7.10    Multiple Use Limitation..................................................................................   30
7.11    Treatment of Forfeited Matching Contributions............................................................   30
7.12    Determination of Income or Loss..........................................................................   30
7.13    Code Section 415 Limitations on Crediting of Contributions and Forfeitures...............................   30

                                Table of Contents
                                   (continued)

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7.14    Application of Code Section 415 Limitations Where Participant is Covered Under Other Qualified Defined
           Contribution Plan.....................................................................................   31
7.15    Scope of Limitations.....................................................................................   32

                                                      ARTICLE VIII
                                                TRUST FUNDS AND ACCOUNTS

8.1     Investment Funds.........................................................................................   32
8.2     Loan Investment Fund.....................................................................................   32
8.3     Employer Stock Investment Fund...........................................................................   32
8.4     Income on Trust..........................................................................................   33
8.5     Accounts.................................................................................................   33
8.6     Sub-Accounts.............................................................................................   33

                                                       ARTICLE IX
                                                LIFE INSURANCE CONTRACTS

9.1     No Life Insurance Contracts..............................................................................   33

                                                       ARTICLE X
                                        DEPOSIT AND INVESTMENT OF CONTRIBUTIONS

10.1    Future Contribution Investment Elections.................................................................   33
10.2    Deposit of Contributions.................................................................................   34
10.3    Election to Transfer Between Funds.......................................................................   34
10.4    404(c) Protection........................................................................................   34

                                                       ARTICLE XI
                                             CREDITING AND VALUING ACCOUNTS

11.1    Crediting Accounts.......................................................................................   34
11.2    Valuing Accounts.........................................................................................   35
11.3    Plan Valuation Procedures................................................................................   35
11.4    Finality of Determinations...............................................................................   35
11.5    Notification.............................................................................................   35

                                                      ARTICLE XII
                                                         LOANS

12.1    Application for Loan.....................................................................................   35
12.2    Reduction of Account Upon Distribution...................................................................   36
12.3    Requirements to Prevent a Taxable Distribution...........................................................   36
12.4    Administration of Loan Investment Fund...................................................................   38
12.5    Default..................................................................................................   38

                                Table of Contents
                                   (continued)

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12.6    Deemed Distribution Under Code Section 72(p).............................................................   38
12.7    Treatment of Outstanding Balance of Loan Deemed Distributed Under Code Section 72(p).....................   39
12.8    Special Rules Applicable to Loans........................................................................   39
12.9    Loans Granted Prior to Amendment.........................................................................   40

                                                      ARTICLE XIII
                                               WITHDRAWALS WHILE EMPLOYED

13.1    Non-Hardship Withdrawals of Rollover Contributions.......................................................   40
13.2    Age 59 1/2 Withdrawals...................................................................................   40
13.3    Overall Limitations on Non-Hardship Withdrawals..........................................................   41
13.4    Hardship Withdrawals.....................................................................................   41
13.5    Hardship Determination...................................................................................   42
13.6    Satisfaction of Necessity Requirement for Hardship Withdrawals...........................................   42
13.7    Conditions and Limitations on Hardship Withdrawals.......................................................   43
13.8    Order of Withdrawal from a Participant's Sub-Accounts....................................................   43

                                                      ARTICLE XIV
                                     TERMINATION OF EMPLOYMENT AND SETTLEMENT DATE

14.1    Termination of Employment and Settlement Date............................................................   43
14.2    Separate Accounting for Non-Vested Amounts...............................................................   43
14.3    Disposition of Non-Vested Amounts........................................................................   44
14.4    Treatment of Forfeited Amounts...........................................................................   44
14.5    Recrediting of Forfeited Amounts.........................................................................   45

                                                       ARTICLE XV
                                                     DISTRIBUTIONS

15.1    Distributions to Participants............................................................................   46
15.2    Voluntary Elective Transfers.............................................................................   46
15.3    Distributions to Beneficiaries...........................................................................   46
15.4    Cash Outs and Participant Consent........................................................................   47
15.5    Required Commencement of Distribution....................................................................   47
15.6    Transition Rules for Required Commencement of Distribution...............................................   48
15.7    Reemployment of a Participant............................................................................   48
15.8    Restrictions on Alienation...............................................................................   48
15.9    Facility of Payment......................................................................................   48
15.10   Inability to Locate Payee................................................................................   49
15.11   Distribution Pursuant to Qualified Domestic Relations Orders.............................................   49

                                Table of Contents
                                   (continued)

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                                                      ARTICLE XVI
                                                    FORM OF PAYMENT

16.1    Applicability............................................................................................   49
16.2    Form of Payment..........................................................................................   49
16.3    Direct Rollover..........................................................................................   49
16.4    Notice Regarding Forms of Payment........................................................................   50
16.5    Distribution in the Form of Employer Stock...............................................................   51
16.6    Elimination of Optional Forms of Payment.................................................................   51

                                                      ARTICLE XVII
                                                     BENEFICIARIES

17.1    Designation of Beneficiary...............................................................................   51
17.2    Spousal Consent Requirements.............................................................................   52

                                                     ARTICLE XVIII
                                                     ADMINISTRATION

18.1    Authority of the Sponsor.................................................................................   52
18.2    Discretionary Authority..................................................................................   53
18.3    Action of the Sponsor....................................................................................   53
18.4    Claims Review Procedure..................................................................................   53
18.5    Qualified Domestic Relations Orders......................................................................   54
18.6    Indemnification..........................................................................................   54
18.7    Actions Binding..........................................................................................   55

                                                      ARTICLE XIX
                                               AMENDMENT AND TERMINATION

19.1    Amendment................................................................................................   55
19.2    Limitation on Amendment..................................................................................   55
19.3    Termination..............................................................................................   55
19.4    Reorganization...........................................................................................   56
19.5    Withdrawal of an Employer................................................................................   57

                                                       ARTICLE XX
                                               ADOPTION BY OTHER ENTITIES

20.1    Adoption by Related Companies............................................................................   57
20.2    Effective Plan Provisions................................................................................   58

                                Table of Contents
                                   (continued)

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                                                      ARTICLE XXI
                                                MISCELLANEOUS PROVISIONS

21.1    No Commitment as to Employment...........................................................................   58
21.2    Benefits.................................................................................................   58
21.3    No Guarantees............................................................................................   58
21.4    Expenses.................................................................................................   58
21.5    Precedent................................................................................................   58
21.6    Duty to Furnish Information..............................................................................   59
21.7    Merger, Consolidation, or Transfer of Plan Assets........................................................   59
21.8    Back Pay Awards..........................................................................................   59
21.9    Condition on Employer Contributions......................................................................   59
21.10   Return of Contributions to an Employer...................................................................   60
21.11   Validity of Plan.........................................................................................   60
21.12   Trust Agreement..........................................................................................   60
21.13   Parties Bound............................................................................................   60
21.14   Application of Certain Plan Provisions...................................................................   60
21.15   Merged Plans.............................................................................................   61
21.16   Transferred Funds........................................................................................   61
21.17   Veterans Reemployment Rights.............................................................................   61
21.18   Delivery of Cash Amounts.................................................................................   61
21.19   Written Communications...................................................................................   61
21.20   Trust to Trust Transfer..................................................................................   62

                                                      ARTICLE XXII
                                                  TOP-HEAVY PROVISIONS

22.1    Definitions..............................................................................................   62
22.2    Applicability............................................................................................   64
22.3    Minimum Employer Contribution............................................................................   64
22.4    Accelerated Vesting......................................................................................   65

                                                     ARTICLE XXIII
                                                     EFFECTIVE DATE

23.1    GUST Effective Dates.....................................................................................   65
23.2    Special Effective Dates..................................................................................   66

                                    PREAMBLE

The NCI 401(k) Profit Sharing Plan, originally effective as of January 15, 1992, is hereby amended and restated in its entirety. Except as otherwise specifically provided in Article XXIII, this amendment and restatement shall be effective as of January 1, 2001. The Plan, as amended and restated hereby, is intended to qualify as a profit-sharing plan under Code Section 401(a), and includes a cash or deferred arrangement that is intended to qualify under Code Section 401(k). The Plan is maintained for the exclusive benefit of eligible employees and their beneficiaries.

Notwithstanding any other provision of the Plan to the contrary, a Participant's vested interest in his Account under the Plan on and after the effective date of this amendment and restatement shall be not less than his vested interest in his account on the day immediately preceding the effective date. Any provision of the Plan that restricted or limited withdrawals, loans, or other distributions, or otherwise required separate accounting with respect to any portion of a Participant's Account immediately prior to the later of the effective date of this amendment and restatement or the date this amendment and restatement is adopted and the elimination of which would adversely affect the qualification of the Plan under Code Section 401(a) shall continue in effect with respect to such portion of the Participant's Account as if fully set forth in this amendment and restatement.

Any sample amendment adopted by the Sponsor prior to this amendment and restatement for purposes of complying with EGTRRA shall continue in effect after this amendment and restatement.

Effective as of January 1, 1999, January 1, 2001 and July 1, 2001 respectively (the "merger dates"), the Metal Building Components, Inc. 401(k) Plan; the Doublecote, L.L.C. 401(k) Retirement Plan and the Midland Metals, Inc. Employees' 401(k) Plan (the "merged plans") are merged into and made a part of the Plan. All assets and liabilities of the "merged plans" are transferred to and made a part of the Plan. Each Employee who was eligible to participate in the "merged plans" immediately prior to the applicable "merger date" shall continue to be eligible to participate in the Plan on and after such "merger date". In no event shall a Participant's vested interest in his Sub-Account attributable to amounts transferred to the Plan from the applicable "merged plan" (his "transferee Sub-Account") on and after the applicable "merger date" be less than his vested interest in his account under such "merged plan" immediately prior to such "merger date". Notwithstanding any other provision of the Plan to the contrary, a Participant's service credited for eligibility and vesting purposes under the "merged plans" as of the "merger dates", if any, shall be included as Eligibility and Vesting Service under the Plan to the extent Eligibility and Vesting Service are credited under the Plan. In addition to the provisions otherwise set forth in the Plan, the provisions in effect under the "merged plans" prior to the "merger dates", as set forth in any Addendum to the Plan, shall continue in effect as if otherwise set forth in the Plan in the manner set forth in the Addendum.

                                    ARTICLE I
                                   DEFINITIONS

1.1      PLAN DEFINITIONS

As used herein, the following words and phrases have the meanings hereinafter set forth, unless a different meaning is plainly required by the context:

An "ACCOUNT" means the account maintained by the Trustee in the name of a Participant that reflects his interest in the Trust and any Sub-Accounts maintained thereunder, as provided in Article VIII.

An "ADDITIONAL PROFIT-SHARING MATCHING CONTRIBUTION" means any Matching Contribution made to the Plan at an Employer's discretion in addition to the Employer's Regular Matching Contribution as provided in Article VI.

An "ADMINISTRATIVE DELEGATE" means one or more persons or institutions to which the Administrator has delegated certain administrative functions pursuant to a written agreement.

The "ADMINISTRATOR" means the Sponsor unless the Sponsor designates another person or persons to act as such.

An "AFTER-TAX CONTRIBUTION" means any after-tax employee contribution made by a Participant to the Plan as may be permitted under Article V or as may have been permitted under the terms of the Plan prior to this amendment and restatement or any after-tax employee contribution made by a Participant to another plan that is transferred directly to the Plan.

The "BENEFICIARY" of a Participant means the person or persons entitled under the provisions of the Plan to receive distribution hereunder in the event the Participant dies before receiving distribution of his entire interest under the Plan.

A Participant's "BENEFIT PAYMENT DATE" means (i) if payment is made through the purchase of an annuity, the first day of the first period for which the annuity is payable or (ii) if payment is made in any other form, the first day on which all events have occurred which entitle the Participant to receive payment of his benefit.

A "BREAK IN SERVICE" means any "computation period" (as defined in Section 2.1 for purposes of determining years of Vesting Service) during which a person completes fewer than 501 Hours of Service except that no person shall incur a Break in Service solely by reason of temporary absence from work not exceeding 12 months resulting from illness, layoff, or other cause if authorized in advance by an Employer or a Related Company pursuant to its uniform leave policy, if his employment shall not otherwise be terminated during the period of such absence.

The "CODE" means the Internal Revenue Code of 1986, as amended from time to time. Reference to a Code section includes such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

The "COMPENSATION" of a Participant for any period means the wages as defined in Code Section 3401(a), paid to him for such period for services as an Employee that would be used for purposes of income tax withholding at the source, determined without regard to any rules that limit compensation included in wages based on the nature or location of the employment or services performed, but excluding reimbursements or other expense allowances, fringe benefits, moving expenses, deferred compensation, and welfare benefits; provided, however, that Compensation shall only include amounts actually paid to an Employee with respect to the portion of the Plan Year that the employee was an Eligible Employee.

Notwithstanding the foregoing, Compensation shall not include the following:

* the value of any qualified or non-qualified stock option granted to the Participant by his Employer to the extent such value is includible in the Participant's taxable income.

* severance pay, including severance pay referred to as early retirement package compensation, and income from the exercise of stock options.

In addition to the foregoing, Compensation includes any amount that would have been included in the foregoing description, but for the Participant's election to defer payment of such amount under Code Section 125, 402(e)(3), 402(h)(1)(B), 403(b), or 457(b) and certain contributions described in Code Section 414(h)(2) that are picked up by the employing unit and treated as employer contributions. Effective for Plan Years beginning on and after January 1, 2001, Compensation shall also include any amount that is not included in the Participant's taxable gross income pursuant to Code Section 132(f).

In no event, however, shall the Compensation of a Participant taken into account under the Plan for any Plan Year exceed $150,000 (subject to adjustment annually as provided in Code Sections 401(a)(17)(B) and 415(d); provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for Plan Years beginning in such calendar year). If the Compensation of a Participant is determined over a period of time that contains fewer than 12 calendar months, then the annual compensation limitation described above shall be adjusted with respect to that Participant by multiplying the annual compensation limitation in effect for the Plan Year by a fraction the numerator of which is the number of full months in the period and the denominator of which is 12; provided, however, that no proration is required for a Participant who is covered under the Plan for less than one full Plan Year if the formula for allocations is based on Compensation for a period of at least 12 months.

A "CONTRIBUTION PERIOD" means the period specified in Article VI for which Employer Contributions shall be made.

"DISABLED" means any medically determinable physical or mental impairment which results in an inability to engage in any substantial gainful activity by reason thereof and which may be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The permanence and degree of such impairment must be supported by medical evidence. Disability will be determined by a physician appointed by the Administrator.

An "ELIGIBLE EMPLOYEE" means any Employee who has met the eligibility requirements of Article III to participate in the Plan.

The "ELIGIBILITY SERVICE" of an employee means the period or periods of service credited to him under the provisions of Article II for purposes of determining his eligibility to participate in the Plan as may be required under Article III.

An "EMPLOYEE" means any person who is classified by an Employer, in accordance with its payroll records, as an employee of the Employer, other than any such person who is (i) covered by a collective bargaining agreement that does not specifically provide for coverage under the Plan, (ii) a nonresident alien who does not receive United States source income, or (iii) a Leased Employee. Any individual who is not treated by an Employer as a common law employee of the Employer shall be excluded from Plan participation even if a court or administrative agency determines that such individual is a common law employee and not an independent contractor.

An "EMPLOYER" means the Sponsor and any entity which has adopted the Plan as may be provided under Article XX.

An "EMPLOYER CONTRIBUTION" means the amount, if any, that an Employer contributes to the Plan as may be provided under Article VI or Article XXII.

An "ENROLLMENT DATE" means the first day of each Plan Year quarter.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a section of ERISA includes such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

A "HIGHLY COMPENSATED EMPLOYEE" means any Employee or former Employee who is a "highly compensated active employee" or a "highly compensated former employee" as defined hereunder.

A "highly compensated active employee" includes any Employee who performs services for an Employer or any Related Company during the Plan Year and who (i) was a five percent owner at any time during the Plan Year or the "look back year" or (ii) received "compensation" from the Employers and Related Companies during the "look back year" in excess of $80,000 (subject to adjustment annually at the same time and in the same manner as under Code Section 415(d)).

A "highly compensated former employee" includes any Employee who (1) separated from service from an Employer and all Related Companies (or is deemed to have separated from service from an Employer and all Related Companies) prior to the Plan Year, (2) performed no services for an Employer or any Related Company during the Plan Year, and (3) was a "highly compensated active employee" for either the separation year or any Plan Year ending on or after the date the Employee attains age 55, as determined under the rules in effect under Code
Section 414(q) for such year.

The determination of who is a Highly Compensated Employee hereunder shall be made in accordance with the provisions of Code Section 414(q) and regulations issued thereunder.

For purposes of this definition, the following terms have the following meanings:

(a)      An employee's "compensation" means compensation as defined in Code
         Section 415(c)(3) and regulations issued thereunder.

(b) The "look back year" means the 12-month period immediately preceding the Plan Year.

An "HOUR OF SERVICE" with respect to a person means each hour, if any, that may be credited to him in accordance with the provisions of Article II.

An "INVESTMENT FUND" means any separate investment Trust Fund maintained by the Trustee as may be provided in the Plan or the Trust Agreement or any separate investment fund maintained by the Trustee, to the extent that there are Participant Sub-Accounts under such funds, to which assets of the Trust may be allocated and separately invested.

A "LEASED EMPLOYEE" means any person who performs services for an Employer or a Related Company (the "recipient") (other than an employee of the "recipient") pursuant to an agreement between the "recipient" and any other person (the "leasing organization") on a substantially full-time basis for a period of at least one year, provided that such services are performed under primary direction of or control by the "recipient". An "EXCLUDABLE LEASED EMPLOYEE" means any Leased Employee of the "recipient" who is covered by a money purchase pension plan maintained by the "leasing organization" which provides for (i) a nonintegrated employer contribution on behalf of each participant in the plan equal to at least ten percent of compensation, (ii) full and immediate vesting, and (iii) immediate participation by employees of the "leasing organization" (other than employees who perform substantially all of their services for the "leasing organization" or whose compensation from the "leasing organization" in each plan year during the four-year period ending with the plan year is less than $1,000); provided, however, that Leased Employees do not constitute more than 20 percent of the "recipient's" nonhighly compensated work force. For purposes of this Section, contributions or benefits provided to a Leased Employee by the "leasing organization" that are attributable to services performed for the "recipient" shall be treated as provided by the "recipient".

A "MATCHING CONTRIBUTION" means any Employer Contribution made to the Plan on account of a Participant's Tax-Deferred Contributions as provided in Article VI, including Regular Matching Contributions and Additional Profit-Sharing Matching Contributions.

The "NORMAL RETIREMENT DATE" of an employee means the date he attains age 65.

A "PARTICIPANT" means any person who has an Account in the Trust.

The "PLAN" means the NCI 401(k) Profit Sharing Plan, as from time to time in effect.

A "PLAN YEAR" means the 12-consecutive-month period ending each December 31.

A "PREDECESSOR EMPLOYER" means any company that is a predecessor organization to an Employer under the Code, provided that the Employer maintains a plan of such predecessor organization. In addition, a Predecessor Employer includes the following: each entity with respect to which Employees' service was recognized under the Plan prior to the restatement set forth herein, Metal Building Components, Inc. and its operating subsidiaries, Doublecote L.L.C., and Midland Metals, Inc.

A "QUALIFIED JOINT AND SURVIVOR ANNUITY" means an immediate annuity payable at earliest retirement age under the Plan, as defined in regulations issued under Code Section 401(a)(11), that is payable (i) for the life of a Participant, if the Participant is not married, or (ii) for the life of a Participant with a survivor annuity payable for the life of the Participant's spouse that is equal to at least 50 percent, but not more than 100 percent, of the amount of the annuity payable during the joint lives of the Participant and his spouse, if the Participant is married. No survivor annuity shall be payable to the Participant's spouse under a Qualified Joint and Survivor Annuity if such spouse is not the same spouse to whom the Participant was married on his Benefit Payment Date.

A "QUALIFIED NONELECTIVE CONTRIBUTION" means any Employer Contribution made to the Plan as provided in Article VI that is 100 percent vested when made and may be taken into account to satisfy the limitations on Tax-Deferred Contributions and/or Matching Contributions made by or on behalf of Highly Compensated Employees under Article VII.

A "QUALIFIED PRERETIREMENT SURVIVOR ANNUITY" means an annuity payable for the life of a Participant's surviving spouse if the Participant dies prior to his Benefit Payment Date.

A "REGULAR MATCHING CONTRIBUTION" means any Matching Contribution made to the Plan at the rate specified in Article VI, other than an Additional Profit-Sharing Matching Contribution.

A "RELATED COMPANY" means any corporation or business, other than an Employer, which would be aggregated with an Employer for a relevant purpose under Code
Section 414.

A Participant's "REQUIRED BEGINNING DATE" means the following:

(a) for a Participant who is not a "five percent owner", April 1 of the calendar year following the calendar year in which occurs the later of the Participant's (i) attainment of age 70 1/2 or (ii) Settlement Date.

(b) for a Participant who is a "five percent owner", April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

A Participant is a "five percent owner" if he is a five percent owner, as defined in Code Section 416(i) and determined in accordance with Code Section 416, but without regard to whether the Plan is top-heavy, for the Plan Year ending with or within the calendar year in which the Participant attains age 70 1/2. The Required Beginning Date of a Participant who is a "five percent owner" hereunder shall not be redetermined if the Participant ceases to be a five percent owner as defined in Code Section 416(i) with respect to any subsequent Plan Year.

A "ROLLOVER CONTRIBUTION" means any rollover contribution to the Plan made by a Participant as may be permitted under Article V.

The "SETTLEMENT DATE" of a Participant means the date on which a Participant's interest under the Plan becomes distributable in accordance with Article XV.

A "SINGLE LIFE ANNUITY" means an annuity payable for the life of a Participant.

The "SPONSOR" means NCI Building Systems, Inc., and any successor thereto.

A "SUB-ACCOUNT" means any of the individual sub-accounts of a Participant's Account that is maintained as provided in Article VIII.

A "TAX-DEFERRED CONTRIBUTION" means the amount contributed to the Plan on a Participant's behalf by his Employer in accordance with Article IV.

A "TRANSFER CONTRIBUTION" means any amount transferred to the Plan on an Employee's behalf directly from another qualified plan pursuant to a trust to trust transfer as provided in Section 21.20.

The "TRUST" means the trust maintained by the Trustee under the Trust Agreement.

The "TRUST AGREEMENT" means the agreement entered into between the Sponsor and the Trustee relating to the holding, investment, and reinvestment of the assets of the Plan, together with all amendments thereto.

The "TRUSTEE" means the trustee or any successor trustee which at the time shall be designated, qualified, and acting under the Trust Agreement. The Sponsor may designate a person or persons other than the Trustee to perform any responsibility of the Trustee under the Plan, other than trustee responsibilities as defined in ERISA Section 405(c)(3), and the Trustee shall not be liable for the performance of such person in carrying out such responsibility except as otherwise provided by ERISA. The term Trustee shall include any delegate of the Trustee as may be provided in the Trust Agreement.

A "TRUST FUND" means any fund maintained under the Trust by the Trustee.

A "VALUATION DATE" means each day of the Plan Year.

The "VESTING SERVICE" of an employee means the period or periods of service credited to him under the provisions of Article II for purposes of determining his vested interest in his Employer Contributions Sub-Account, if Employer Contributions are provided for under either Article VI or Article XXII.

1.2      INTERPRETATION

Where required by the context, the noun, verb, adjective, and adverb forms of each defined term shall include any of its other forms. Wherever used herein, the masculine pronoun shall include the feminine, the singular shall include the plural, and the plural shall include the singular.

                                   ARTICLE II
                                     SERVICE

2.1      SPECIAL DEFINITIONS

For purposes of this Article, the following terms have the following meanings.

A "COMPUTATION PERIOD" for purposes of determining an employee's years of Vesting Service means each Plan Year.

The "CONTINUOUS SERVICE" of an employee means the continuous service credited to him in accordance with the provisions of this Article.

The "EMPLOYMENT COMMENCEMENT DATE" of an employee means the date he first completes an Hour of Service.

A "MATERNITY/PATERNITY ABSENCE" means a person's absence from employment with an Employer or a Related Company because of the person's pregnancy, the birth of the person's child, the placement of a child with the person in connection with the person's adoption of the child, or the caring for the person's child immediately following the child's birth or adoption. A person's absence from employment will not be considered a maternity/paternity absence unless the person furnishes the Administrator such timely information as may reasonably be required to establish that the absence was for one of the purposes enumerated in this paragraph and to establish the number of days of absence attributable to such purpose.

The "REEMPLOYMENT COMMENCEMENT DATE" of an employee means the first date following a "severance date" on which he again completes an Hour of Service.

The "SEVERANCE DATE" of an employee means the earlier of (i) the date on which he retires, dies, or his employment with all Employers and Related Companies is otherwise terminated, or (ii) the first anniversary of the first date of a period during which he is absent from work with all Employers and Related Companies for any other reason; provided, however, that if he terminates employment with or is absent from work with all Employers and Related Companies on account of service with the armed forces of the United States, he shall not incur a "severance date" if he is eligible for reemployment rights under the Uniformed Services Employment and Reemployment Rights Act of 1994 and he returns to work with an Employer or a Related Company within the period during which he retains such reemployment rights, but, if he does not return to work within such period, his "severance date" shall be the earlier of the date which is one year after his absence commenced or the last day of the period during which he retains such reemployment rights.

2.2      CREDITING OF HOURS OF SERVICE

A person shall be credited with an Hour of Service for:

(a) Each hour for which he is paid, or entitled to payment, for the performance of duties for an Employer, a Predecessor Employer, or a Related Company during the applicable period; provided, however, that hours compensated at a premium rate shall be treated as straight-time hours.

(b) Subject to the provisions of Section 2.3, each hour for which he is paid, or entitled to payment, by an Employer, a Predecessor Employer, or a Related Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), lay-off, jury duty, military duty, or leave of absence.

(c) Each hour for which he would have been scheduled to work for an Employer, a Predecessor Employer, or a Related Company during the period that he is absent from work because of service with the armed forces of the United States provided he is eligible for reemployment rights under the Uniformed Services Employment and Reemployment Rights Act of 1994 and returns to work with an Employer or a Related Company within the period during which he retains such reemployment rights; provided, however, that the same Hour of Service shall not be credited under paragraph (b) of this Section and under this paragraph (c).

(d) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer, a Predecessor Employer, or a Related Company; provided, however, that the same Hour of Service shall not be credited both under paragraph (a) or (b) or (c) of this Section, as the case may be, and under this paragraph (d); and provided, further, that the crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in such paragraph (b) shall be subject to the limitations set forth therein and in Section 2.3.

(e) Solely for purposes of determining whether a person who is on a "maternity/paternity absence" has incurred a Break in Service for a "computation period", Hours of Service shall include those hours with which such person would otherwise have been credited but for such "maternity/paternity absence", or shall include eight Hours of Service for each day of "maternity/paternity absence" if the actual hours to be credited cannot be determined; except that not more than the minimum number of hours required to prevent a Break in Service shall be credited by reason of any "maternity/paternity absence"; provided, however, that any hours included as Hours of Service pursuant to this paragraph shall be credited to the "computation period" in which the absence from employment begins, if such person otherwise would incur a Break in Service in such "computation period", or, in any other case, to the immediately following "computation period".

(f) Solely for purposes of determining whether he has incurred a Break in Service, each hour for which he would have been scheduled to work for an Employer, a Predecessor Employer, or a Related Company during the period of time that he is absent from work on an approved leave of absence pursuant to the Family and Medical Leave Act of 1993; provided, however, that Hours of Service shall not be credited to an employee under this paragraph if the employee fails to return to employment with an Employer or a Related Company following such leave.

For purposes of crediting Hours of Service hereunder, employment with a corporation or business prior to the date such corporation or business becomes a Related Company shall be treated as employment with a Related Company.

2.3      LIMITATIONS ON CREDITING OF HOURS OF SERVICE

In the application of the provisions of paragraph (b) of Section 2.2, the following shall apply:

(a) An hour for which a person is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed shall not be credited to him if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation, or disability insurance laws.

(b) Hours of Service shall not be credited with respect to a payment which solely reimburses a person for medical or medically-related expenses incurred by him.

(c) A payment shall be deemed to be made by or due from an Employer, a Predecessor Employer, or a Related Company (i) regardless of whether such payment is made by or due from such employer directly or indirectly, through (among others) a trust fund or insurer to which any such employer contributes or pays premiums, and (ii) regardless of whether contributions made or due to such trust fund, insurer, or other entity are for the benefit of particular persons or are on behalf of a group of persons in the aggregate.

(d) No more than 501 Hours of Service shall be credited to a person on account of any single continuous period during which he performs no duties (whether or not such period occurs in a single "computation period"), unless no duties are performed due to service with the armed forces of the United States for which the person retains reemployment rights as provided in paragraph (c) of Section 2.2.

2.4      DEPARTMENT OF LABOR RULES

The rules set forth in paragraphs (b) and (c) of Department of Labor Regulations
Section 2530.200b-2, which relate to determining Hours of Service attributable to reasons other than the performance of duties and crediting Hours of Service to particular periods, are hereby incorporated into the Plan by reference.

2.5      CREDITING OF CONTINUOUS SERVICE

A person shall be credited with "continuous service" for the aggregate of the periods of time between his "employment commencement date" or any "reemployment commencement date" and the "severance date" that next follows such "employment commencement date" or "reemployment commencement date"; provided, however, that an employee who has a "reemployment commencement date" within the 12-consecutive-month period following the earlier of the first date of his absence or his "severance date" shall be credited with "continuous service" for the period between his "severance date" and "reemployment commencement date".

2.6      ELIGIBILITY SERVICE

An employee shall be credited with Eligibility Service equal to his "continuous service".

2.7      YEARS OF VESTING SERVICE

Years of Vesting Service shall be determined in accordance with the following provisions:

(a) An employee shall be credited with a year of Vesting Service for each "computation period" during which he completes at least 1,000 Hours of Service.

(b) Notwithstanding the provisions of paragraph (a), service completed by an employee and credited to him prior to the original effective date of the Plan shall not be included in determining the employee's years of Vesting Service.

2.8 EXCLUSION OF VESTING SERVICE COMPLETED FOLLOWING A BREAK FOR DETERMINING VESTED INTEREST IN PRIOR ACCRUED BENEFIT

Notwithstanding any other provision of the Plan to the contrary, Vesting Service completed by an Employee after a Break in Service shall not be included in determining his vested interest in his Account attributable to employment prior to such Break in Service if the number of his consecutive Breaks in Service is five or more.

2.9      CREDITING OF HOURS OF SERVICE WITH RESPECT TO SHORT COMPUTATION PERIODS

The following provisions shall apply with respect to crediting Hours of Service with respect to any short "computation period":

(a) For purposes of this Article, the following terms have the following meanings:

         (i) An "old computation period" means any "computation period" that ends immediately prior to a change in the "computation period".

         (ii) A "short computation period" means any "computation period" of fewer than 12 consecutive months.

(b) Notwithstanding any other provision of the Plan to the contrary, no person shall incur a Break in Service for a short "computation period" solely because of such short "computation period".

(c) For purposes of determining the years of Vesting Service to be credited to an Employee, a "computation period" shall not include the "short computation period", but if an Employee completes at least 1,000 Hours of Service in the 12-consecutive-month period beginning on the first day of the "short computation period", such Employee shall be credited with a year of Vesting Service for such 12-consecutive-month period.

2.10     CREDITING OF SERVICE ON TRANSFER OR AMENDMENT

Notwithstanding any other provision of the Plan to the contrary, if an Employee is transferred from employment covered under a qualified plan maintained by an Employer or a Related Company for which service for purposes of eligibility to participate is credited based on Hours of Service and computation periods in accordance with Department of Labor Regulations Section 2530.200 through 2530.203 to employment covered under the Plan or, prior to amendment, the Plan provided for crediting of service for purposes of eligibility to participate on the basis of Hours of Service and computation periods in accordance with Department of Labor Regulations Section 2530.200 through 2530.203, an affected Employee shall be credited with Eligibility Service hereunder as provided in Treasury Regulations Section 1.410(a)-7(f)(1).

In addition, notwithstanding any other provision of the Plan to the contrary, if an Employee is transferred from employment covered under a qualified plan maintained by an Employer or a Related Company for which service for purposes of vesting is credited based on elapsed time in accordance with Treasury Regulations Section 1.410(a)-7 to employment covered under the Plan or, prior to amendment, the Plan provided for crediting of service for purposes of vesting on the basis of elapsed time in accordance with Treasury Regulations Section 1.410(a)-7, an affected Employee shall be credited with Vesting Service hereunder as provided in Treasury Regulations Section 1.410(a)-7(f)(1).

2.11     CREDITING OF SERVICE TO LEASED EMPLOYEES

Notwithstanding any other provision of the Plan to the contrary, a Leased Employee working for an Employer or a Related Company (other than an Excludable Leased Employee) shall be considered an employee of such Employer or Related Company for purposes of Eligibility and Vesting Service crediting under the Plan, but shall not be eligible to participate in the Plan. Such Leased Employee shall also be considered an employee of such Employer or Related Company for purposes of applying Code Sections 401(a)(3), (4), (7), and (16), and 408(k), 415, and 416.

                                   ARTICLE III
                                   ELIGIBILITY

3.1      ELIGIBILITY

Each Employee who was an Eligible Employee immediately prior to January 1, 2001 shall continue to be an Eligible Employee on January 1, 2001. Each other Employee shall become an Eligible Employee as of the Enrollment Date next following the date on which he has both attained age 18 and completed three months of Eligibility Service.

3.2      TRANSFERS OF EMPLOYMENT

If a person is transferred directly from employment with an Employer or with a Related Company in a capacity other than as an Employee to employment as an Employee, he shall become an Eligible Employee as of the date he is so transferred if prior to an Enrollment Date preceding such transfer date he has met the eligibility requirements of Section 3.1. Otherwise, the eligibility of a person who is so transferred to participate in the Plan shall be determined in accordance with Section 3.1.

3.3      REEMPLOYMENT

If a person who terminated employment with an Employer and all Related Companies is reemployed as an Employee and if he had been an Eligible Employee prior to his termination of employment, he shall again become an Eligible Employee on the date he is reemployed. Otherwise, the eligibility of a person who terminated employment with an Employer and all Related Companies and who is reemployed by an Employer or a Related Company to participate in the Plan shall be determined in accordance with Section 3.1 or 3.2.

3.4      NOTIFICATION CONCERNING NEW ELIGIBLE EMPLOYEES

Each Employer shall notify the Administrator as soon as practicable of Employees becoming Eligible Employees as of any date.

3.5      EFFECT AND DURATION

Upon becoming an Eligible Employee, an Employee shall be entitled to make Tax-Deferred Contributions to the Plan in accordance with the provisions of
Article IV and receive allocations
of Employer Contributions in accordance with the provisions of Article VI (provided he meets any applicable requirements thereunder) and shall be bound by all the terms and conditions of the Plan and the Trust Agreement. A person shall continue as an Eligible Employee eligible to make Tax-Deferred Contributions to the Plan and to participate in allocations of Employer Contributions only so long as he continues employment as an Employee.

                                   ARTICLE IV
                           TAX-DEFERRED CONTRIBUTIONS

4.1      TAX-DEFERRED CONTRIBUTIONS

Effective as of the date he becomes an Eligible Employee, each Eligible Employee may elect, in accordance with rules prescribed by the Administrator, to have Tax-Deferred Contributions made to the Plan on his behalf by his Employer as hereinafter provided. An Eligible Employee's election shall include his authorization for his Employer to reduce his Compensation and to make Tax-Deferred Contributions on his behalf. An Eligible Employee who elects not to have Tax-Deferred Contributions made to the Plan as of the first Enrollment Date he becomes eligible to participate may change his election by amending his reduction authorization as prescribed in this Article.

Tax-Deferred Contributions on behalf of an Eligible Employee shall commence as soon as administratively practicable on or after the date on which his election is effective.

4.2      AMOUNT OF TAX-DEFERRED CONTRIBUTIONS

The amount of Tax-Deferred Contributions to be made to the Plan on behalf of an Eligible Employee by his Employer shall be an integral percentage of his Compensation of not less than one percent nor more than 15 percent, for Plan Years beginning prior to January 1, 2002, and for Plan Years beginning on or after January 1, 2002, six percent if the Participant is a Highly Compensated Employee for the Plan Year or 50 percent if the Participant is not a Highly Compensated Employee for the Plan Year. In the event an Eligible Employee elects to have his Employer make Tax-Deferred Contributions on his behalf, his Compensation shall be reduced for each payroll period by the percentage he elects to have contributed on his behalf to the Plan in accordance with the terms of his currently effective reduction authorization.

4.3      AMENDMENTS TO REDUCTION AUTHORIZATION

An Eligible Employee may elect, in the manner prescribed by the Administrator, to change the amount of his future Compensation that his Employer contributes on his behalf as Tax-Deferred Contributions. An Eligible Employee may amend his reduction authorization at such time or times during the Plan Year as the Administrator may prescribe by giving such number of days advance notice of his election as the Administrator may prescribe. An Eligible Employee who amends his reduction authorization shall be limited to selecting an amount of his Compensation that is otherwise permitted under this Article IV. Tax-Deferred Contributions shall be made on behalf of such Eligible Employee by his Employer pursuant to his properly amended reduction authorization commencing with Compensation paid to the Eligible Employee on or after the date such amendment is effective, until otherwise altered or terminated in accordance with the Plan.

4.4      SUSPENSION OF TAX-DEFERRED CONTRIBUTIONS

An Eligible Employee on whose behalf Tax-Deferred Contributions are being made may elect, in the manner prescribed by the Administrator, to have such contributions suspended at any time by giving such number of days advance notice of his election as the Administrator may prescribe. Any such voluntary suspension shall take effect commencing with Compensation paid to such Eligible Employee on or after the expiration of the required notice period and shall remain in effect until Tax-Deferred Contributions are resumed as hereinafter set forth.

4.5      RESUMPTION OF TAX-DEFERRED CONTRIBUTIONS

An Eligible Employee who has voluntarily suspended his Tax-Deferred Contributions may elect, in the manner prescribed by the Administrator, to have such contributions resumed. An Eligible Employee may make such election at such time or times during the Plan Year as the Administrator may prescribe, by giving such number of days advance notice of his election as the Administrator may prescribe.

4.6      DELIVERY OF TAX-DEFERRED CONTRIBUTIONS

As soon after the date an amount would otherwise be paid to an Employee as it can reasonably be separated from Employer assets, each Employer shall cause to be delivered to the Trustee in cash all Tax-Deferred Contributions attributable to such amounts.

4.7      VESTING OF TAX-DEFERRED CONTRIBUTIONS

A Participant's vested interest in his Tax-Deferred Contributions Sub-Account shall be at all times 100 percent.

                                    ARTICLE V
                      AFTER-TAX AND ROLLOVER CONTRIBUTIONS

5.1      TRANSFERRED AFTER-TAX CONTRIBUTIONS

Eligible Employees are not currently permitted to make After-Tax Contributions to the Plan. However, the Plan includes assets attributable to After-Tax Contributions that were transferred to the Plan from another qualified plan.

5.2      ROLLOVER CONTRIBUTIONS

An Employee who was a participant in a plan qualified under Code Section 401 and who receives (or is eligible to receive) a cash distribution from such plan that he elects either (i) to roll over immediately to a qualified retirement plan or
(ii) to roll over into a conduit IRA from which he receives a later cash distribution, may elect to make a Rollover Contribution to the Plan if he is entitled under Code Section 402(c) or 408(d)(3)(A) to roll over such distribution to another qualified retirement plan. The Administrator may require an Employee to provide it with such information as it deems necessary or desirable to show that he is entitled to roll over such distribution to another qualified retirement plan. An Employee shall make a Rollover Contribution to the Plan by delivering, or causing to be delivered, to the Trustee the cash that constitutes the Rollover Contribution amount. If the Employee received a cash distribution that he is rolling over, such delivery must be made within 60 days of receipt of the distribution from the plan or from the conduit IRA in the manner prescribed by the Administrator.

5.3      VESTING OF AFTER-TAX CONTRIBUTIONS AND ROLLOVER CONTRIBUTIONS

A Participant's vested interest in his After-Tax Contributions Sub-Account and his Rollover Contributions Sub-Account shall be at all times 100 percent.

                                   ARTICLE VI
                             EMPLOYER CONTRIBUTIONS

6.1      CONTRIBUTION PERIOD

The Contribution Periods for Employer Contributions shall be as follows:

(a) The Contribution Period for Regular Matching Contributions under the Plan is each calendar quarter.

(b) The Contribution Period for Additional Profit-Sharing Matching Contributions is each Plan Year.

(c) The Contribution Period for Qualified Nonelective Contributions under the Plan is each Plan Year.

6.2      QUALIFIED NONELECTIVE CONTRIBUTIONS

Each Employer may, in its discretion, make a Qualified Nonelective Contribution to the Plan for the Contribution Period in an amount determined by the Sponsor.

6.3      ALLOCATION OF QUALIFIED NONELECTIVE CONTRIBUTIONS

Any Qualified Nonelective Contribution made by an Employer for a Contribution Period shall be allocated among its Eligible Employees during the Contribution Period who have met the allocation requirements for Qualified Nonelective Contributions described in this Article, other than any such Eligible Employee who is a Highly Compensated Employee. The allocable share of each such Eligible Employee shall be determined as follows:

(a)      the Eligible Employee with the least "test compensation", as defined in
         Section 7.1, shall receive an allocation equal to the lower of:

         (i) the maximum contribution permitted to be made to the Plan on his behalf under Code Section 415, taking into account any contributions already made on his behalf; or

         (ii) the full amount of the Qualified Nonelective Contribution made by the Employer for the Contribution Period.

(b) If any Qualified Nonelective Employer Contribution remains after allocation has been made in accordance with the provisions of paragraph
         (a) above, the Eligible Employee with the next lowest "test compensation", as defined in Section 7.1, shall receive an allocation equal to the lower of:

         (i) the maximum contribution permitted to be made to the Plan on his behalf under Code Section 415, taking into account any contributions already made on his behalf; or

         (ii) the balance of the Qualified Nonelective Contribution made by the Employer for the Contribution Period remaining after allocation has been made in accordance with the provisions of paragraph (a) above.

(c) If any Qualified Nonelective Contribution remains after allocation has been made in accordance with the provisions of paragraph (b) above, allocations shall continue to Eligible Employees as provided in paragraph (b) in ascending order of "test compensation", until the Qualified Nonelective Contribution has been fully allocated.

6.4      AMOUNT AND ALLOCATION OF REGULAR MATCHING CONTRIBUTIONS

Each Employer shall make a Regular Matching Contribution to the Plan for each Contribution Period on behalf of each of its Eligible Employees during the Contribution Period who has met the allocation requirements for Regular Matching Contributions described in this Article. The amount of such Regular Matching Contribution shall be equal to 66.67 percent of the Tax-Deferred Contributions made for the Contribution Period on behalf of such Eligible Employee, subject to the limits of Section 6.6.

6.5      ADDITIONAL PROFIT-SHARING MATCHING CONTRIBUTIONS

In addition to its Regular Matching Contribution, subject to the limits of
Section 6.6, each Employer may make an Additional Profit-Sharing Matching Contribution to the Plan for each Contribution Period on behalf of each of its Eligible Employees who has met the allocation requirements for Additional Profit-Sharing Matching Contributions described in this Article. The amount of any such Additional Profit-Sharing Matching Contribution shall be based on the Employer's return on its assets for the fiscal year ending within the Contribution Period, as determined by the Employer's accountants, and shall be equal to:

(a) If the return on assets is greater than 25 percent, but less than 30 percent, 16.33 percent of the Tax-Deferred Contributions made for the Contribution Period on behalf of each such Eligible Employee.

(b) If the return on assets is 30 percent or more, 33.33 percent of the Tax-Deferred Contributions made for the Contribution Period on behalf of each such Eligible Employee.

6.6      LIMIT ON TAX-DEFERRED CONTRIBUTIONS MATCHED

Notwithstanding any other provision of this Article to the contrary, Tax-Deferred Contributions made to the Plan on behalf of an Eligible Employee for a Contribution Period that exceed six percent of the Eligible Employee's Compensation for the Contribution Period shall be excluded in determining the amount and allocation of Regular and Additional Profit-Sharing Matching Contributions with respect to such Eligible Employee for the Contribution Period. Compensation earned by the Eligible Employee during the Contribution Period, but prior to the date on which the Employee first became an Eligible Employee with respect to Matching Contributions, shall be excluded in applying the limitation contained in this paragraph.

6.7      VERIFICATION OF AMOUNT OF EMPLOYER CONTRIBUTIONS BY THE SPONSOR

The Sponsor shall verify the amount of Employer Contributions to be made by each Employer in accordance with the provisions of the Plan. Notwithstanding any other provision of the Plan to the contrary, the Sponsor shall determine the portion of the Employer Contribution to be made by each Employer with respect to an Employee who transfers from employment with one Employer as an Employee to employment with another Employer as an Employee.

6.8      PAYMENT OF EMPLOYER CONTRIBUTIONS

Employer Contributions made for a Contribution Period shall be paid in qualifying employer securities, as defined in ERISA Section 407(d)(5), to the Trustee within the period of time required under the Code in order for the contribution to be deductible by the Employer in determining its Federal income taxes for the Plan Year.

6.9      ALLOCATION REQUIREMENTS FOR EMPLOYER CONTRIBUTIONS

A person who was an Eligible Employee during a Contribution Period shall be eligible to receive an allocation of Regular Matching Contributions for such Contribution Period only if he is employed by an Employer or a Related Company on the last day of the Contribution Period.

A person who was an Eligible Employee during a Contribution Period shall be eligible to receive an allocation of Additional Profit-Sharing Matching Contributions for such Contribution Period only if he is employed by an Employer or a Related Company on the last day of the Contribution Period.

A person who was an Eligible Employee during a Contribution Period shall be eligible to receive an allocation of Qualified Nonelective Contributions for such Contribution Period only if he is employed by an Employer or a Related Company on the last day of the Contribution Period.

6.10     EXCEPTIONS TO ALLOCATION REQUIREMENTS FOR EMPLOYER CONTRIBUTIONS

Notwithstanding any other provision of the Plan to the contrary, the last day allocation requirement described above shall not apply to a person who terminates employment during the Contribution Period on or after his Normal Retirement Date or because of death or Disability.

6.11     VESTING OF EMPLOYER CONTRIBUTIONS

A Participant's vested interest in his Qualified Nonelective Contributions Sub-Account shall be at all times 100 percent.

A Participant's vested interest in his Regular and Additional Profit-Sharing Matching Contributions Sub-Accounts shall be determined in accordance with the following schedule:

YEARS OF VESTING SERVICE                  VESTED INTEREST
------------------------                  ---------------
Less than one                                     0%
one, but less than two                           10%
two, but less than three                         20%
three, but less than four                        30%
four, but less than five                         40%
five, but less than six                          60%
six, but less than seven                         80%
seven or more                                   100%

Notwithstanding the foregoing, if a Participant is employed by an Employer or a Related Company on his Normal Retirement Date, the date he becomes Disabled, or the date he dies, his vested interest in his Regular and Additional Profit-Sharing Matching Contributions Sub-Accounts shall be 100 percent.

6.12     ELECTION OF FORMER VESTING SCHEDULE

If the Sponsor adopts an amendment to the Plan that directly or indirectly affects the computation of a Participant's vested interest in his Employer Contributions Sub-Account, any Participant with three or more years of Vesting Service shall have a right to have his vested interest in his Employer Contributions Sub-Account continue to be determined under the vesting provisions in effect prior to the amendment rather than under the new vesting provisions, unless the vested interest of the Participant in his Employer Contributions Sub-Account under the Plan as amended is not at any time less than such vested interest determined without regard to the amendment. A Participant shall exercise his right under this Section by giving written notice of his exercise thereof to the Administrator within 60 days after the latest of (i) the date he receives notice of the amendment from the Administrator, (ii) the effective date of the amendment, or (iii) the date the amendment is adopted. Notwithstanding the foregoing, a Participant's vested interest in his Employer Contributions Sub-Account on the effective date of such an amendment shall not be less than his vested interest in his Employer Contributions Sub-Account immediately prior to the effective date of the amendment.

                                   ARTICLE VII
                          LIMITATIONS ON CONTRIBUTIONS

7.1      DEFINITIONS

For purposes of this Article, the following terms have the following meanings:

The "AGGREGATE LIMIT" means the sum of (i) 125 percent of the greater of the average "contribution percentage" for "eligible participants" other than Highly Compensated Employees or the average "deferral percentage" for Eligible Employees other than Highly Compensated Employees and (ii) the lesser of 200 percent or two plus the lesser of such average "contribution percentage" or average "deferral percentage", or, if it would result in a larger "aggregate limit", the sum of (iii) 125 percent of the lesser of the average "contribution percentage" for "eligible participants" other than Highly Compensated Employees or the average "deferral percentage" for Eligible Employees other than Highly Compensated Employees and (iv) the lesser of 200 percent or two plus the greater of such average "contribution percentage" or average "deferral percentage". For purposes of determining the "aggregate limit", the "contribution percentages" and "deferral percentages" used shall be for the applicable "testing year".

The "ANNUAL ADDITION" with respect to a Participant for a "limitation year" means the sum of the Tax-Deferred Contributions, Employer Contributions, and forfeitures allocated to his Account for the "limitation year" (including any "excess contributions" that are distributed pursuant to this Article), the employer contributions, "employee contributions", and forfeitures allocated to his accounts for the "limitation year" under any other qualified defined contribution plan (whether or not terminated) maintained by an Employer or a Related Company concurrently with the Plan, and amounts described in Code Sections 415(l)(2) and 419A(d)(2) allocated to his account for the "limitation year".

The "CONTRIBUTION PERCENTAGE" with respect to an "eligible participant" for a particular Plan Year means the ratio of the Matching Contributions made to the Plan on his behalf for the Plan Year to his "test compensation" for such Plan Year. To the extent permitted by regulations issued under Code Section 401(m), the Sponsor may elect to include the Tax-Deferred Contributions and/or Qualified Nonelective Contributions made to the Plan on an "eligible participant's" behalf for the Plan Year in computing the numerator of such "eligible participant's" "contribution percentage". Notwithstanding the foregoing, any Tax-Deferred Contributions and/or Qualified Nonelective Contributions that are included in determining the numerator of an "eligible participant's" "deferral percentage" may not be included in determining the numerator of his "contribution percentage".

Contributions made on an "eligible participant's" behalf for a Plan Year shall be included in determining his "contribution percentage" for such Plan Year only if the contributions are allocated to the "eligible participant's" Account as of a date within such Plan Year and are made to the Plan before the end of the 12-month period immediately following the Plan Year to which the contributions relate. For Plan Years in which the "testing year" means the Plan Year preceding the Plan Year for which the limitation on Matching Contributions described in
Section 7.7 is being determined, contributions included for purposes of determining the "contribution percentage" for the "testing year" of an "eligible participant" who is not a Highly Compensated Employee must be made before the last day of the Plan Year for which the limitation is being determined. The determination of an "eligible participant's" "contribution percentage" shall be made after any reduction required to satisfy the Code Section 415 limitations is made as provided in this Article VII and shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

Effective for Plan Years beginning on or after January 1, 1999, if an Employer elects to change from the current year testing method to the prior year testing method, Tax-Deferred Contributions that were included in computing the numerator of an "eligible participant's" "contribution percentage" under the current year testing method for the Plan Year immediately preceding the Plan Year in which the prior year testing method is first effective and Qualified Nonelective Contributions that were included in computing the numerator of an "eligible participant's" "contribution percentage" or "deferral percentage" under the current year testing method for such immediately preceding Plan Year shall not be included in computing the numerator of a non-Highly Compensated Employee's "contribution percentage" under the prior year testing method for such immediately preceding Plan Year.

The "DEFERRAL PERCENTAGE" with respect to an Eligible Employee for a particular Plan Year means the ratio of the Tax-Deferred Contributions made on his behalf for the Plan Year to his "test compensation" for the Plan Year. To the extent permitted by regulations issued under Code Section 401(k), the Sponsor may elect to include Qualified Nonelective Contributions made to the Plan on the Eligible Employee's behalf for the Plan Year in computing the numerator of such Eligible Employee's "deferral percentage". Notwithstanding the foregoing, any Tax-Deferred Contributions and/or Qualified Nonelective Contributions that are included in determining the numerator of an Eligible Employee's "contribution percentage" may not be included in determining the numerator of his "deferral percentage".

Contributions made on an Eligible Employee's behalf for a Plan Year shall be included in determining his "deferral percentage" for such Plan Year only if they meet the following requirements:

(a) Tax-Deferred Contributions must relate to Compensation that would, but for the Eligible Employee's deferral election, have been received by the Eligible Employee during such Plan Year.

(b) The contributions must be allocated to the Eligible Employee's Account as of a date within such Plan Year.

(c) The contributions must be made to the Plan before the end of the 12-month period immediately following the Plan Year to which they relate.

For Plan Years in which the "testing year" means the Plan Year preceding the Plan Year for which the limitation on Tax-Deferred Contributions described in
Section 7.4 is being determined, Qualified Nonelective Contributions included for purposes of determining the "deferral percentage" of an Eligible Employee who is not a Highly Compensated Employee must be made before the last day of the Plan Year for which the limitation is being determined.

The determination of an Eligible Employee's "deferral percentage" shall be made after any reduction required to satisfy the Code Section 415 limitations is made as provided in this Article VII and shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

An "ELECTIVE CONTRIBUTION" means any employer contribution made to a plan maintained by an Employer or a Related Company on behalf of a Participant in lieu of cash compensation pursuant to his written election to defer under any qualified CODA as described in Code Section 401(k), any simplified employee pension cash or deferred arrangement as described in Code Section 402(h)(1)(B), any eligible deferred compensation plan under Code Section 457, or any plan as described in Code Section 501(c)(18), and any contribution made on behalf of the Participant by an Employer or a Related Company for the purchase of an annuity contract under Code Section 403(b) pursuant to a salary reduction agreement.

An "ELIGIBLE PARTICIPANT" means any Eligible Employee who is eligible to have Tax-Deferred Contributions made on his behalf (if Tax-Deferred Contributions are taken into account in determining "contribution percentages"), or to participate in the allocation of Matching Contributions (including forfeitures attributable to Matching Contributions).

An "EMPLOYEE CONTRIBUTION" means any employee after-tax contribution allocated to an Eligible Employee's account under any qualified plan of an Employer or a Related Company.

An "EXCESS CONTRIBUTION" means any contribution made to the Plan on behalf of a Participant that exceeds one of the limitations described in this Article.

An "EXCESS DEFERRAL" with respect to a Participant means that portion of a Participant's Tax-Deferred Contributions for his taxable year that, when added to amounts deferred for such taxable year under other plans or arrangements described in Code Section 401(k), 408(k), or 403(b) (other than any such plan or arrangement that is maintained by an Employer or a Related Company), would exceed the dollar limit imposed under Code Section 402(g) as in effect on

January 1 of the calendar year in which such taxable year begins and is includible in the Participant's gross income under Code Section 402(g).

A "LIMITATION YEAR" means the calendar year.

A "MATCHING CONTRIBUTION" means any employer contribution allocated to an Eligible Employee's account under any plan of an Employer or a Related Company solely on account of "elective contributions" made on his behalf or "employee contributions" made by him.

A "QUALIFIED MATCHING CONTRIBUTION" means any employer contribution allocated to an Eligible Employee's account under any plan of an Employer or a Related Company solely on account of "elective contributions" made on his behalf or "employee contributions" made by him that is a qualified matching contribution as defined in regulations issued under Code Section 401(k), is nonforfeitable when made, and is distributable only as permitted in regulations issued under Code Section 401(k).

A "QUALIFIED NONELECTIVE CONTRIBUTION" means any employer contribution allocated to an Eligible Employee's account under any plan of an Employer or a Related Company that the Participant could not elect instead to receive in cash, that is a qualified nonelective contribution as defined in Code Sections 401(k) and 401(m) and regulations issued thereunder, is nonforfeitable when made, and is distributable only as permitted in regulations issued under Code Section 401(k).

The "TEST COMPENSATION" of an Eligible Employee or "eligible participant" for a Plan Year means compensation as defined in Code Section 414(s) and regulations issued thereunder, limited, however, to $150,000 (subject to adjustment annually as provided in Code Sections 401(a)(17)(B) and 415(d); provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for Plan Years beginning in such calendar year) and, if elected by the Sponsor, further limited solely to "test compensation" of an Employee attributable to periods of time when he is an Eligible Employee or "eligible participant". If the "test compensation" of an Eligible Employee or "eligible participant" is determined over a period of time that contains fewer than 12 calendar months, then the annual compensation limitation described above shall be adjusted with respect to that Eligible Employee or "eligible participant" by multiplying the annual compensation limitation in effect for the Plan Year by a fraction the numerator of which is the number of full months in the period and the denominator of which is 12; provided, however, that no proration is required for an Eligible Employee or "eligible participant" who is covered under the Plan for less than one full Plan Year if the formula for allocations is based on Compensation for a period of at least 12 months.

The "TESTING YEAR" means the Plan Year for which the limitations on "deferral percentages" and "contribution percentages" of Highly Compensated Employees are being determined.

For Plan Years prior to the effective date of this amendment and restatement, the limitations on "deferral percentages" and "contribution percentages" of Highly Compensated Employees were determined using the Plan Year immediately preceding the Plan Year for which the limitations were being determined as the "testing year". The prior Plan Year was the "testing year" for the following Plan Year(s): 2000.

7.2      CODE SECTION 402(g) LIMIT

In no event shall the amount of the Tax-Deferred Contributions made on behalf of an Eligible Employee for his taxable year, when aggregated with any "elective contributions" made on behalf of the Eligible Employee under any other plan of an Employer or a Related Company for his taxable year, exceed the dollar limit imposed under Code Section 402(g), as in effect on January 1 of the calendar year in which such taxable year begins. In the event that the Administrator determines that the reduction percentage elected by an Eligible Employee will result in his exceeding the Code Section 402(g) limit, the Administrator may adjust the reduction authorization of such Eligible Employee by reducing the percentage of his Tax-Deferred Contributions to such smaller percentage that will result in the Code Section 402(g) limit not being exceeded. If the Administrator determines that the Tax-Deferred Contributions made on behalf of an Eligible Employee would exceed the Code Section 402(g) limit for his taxable year, the Tax-Deferred Contributions for such Participant shall be automatically suspended for the remainder, if any, of such taxable year.

If an Employer notifies the Administrator that the Code Section 402(g) limit has nevertheless been exceeded by an Eligible Employee for his taxable year, the Tax-Deferred Contributions that, when aggregated with "elective contributions" made on behalf of the Eligible Employee under any other plan of an Employer or a Related Company, would exceed the Code Section 402(g) limit, plus any income and minus any losses attributable thereto, shall be distributed to the Eligible Employee no later than the April 15 immediately following such taxable year. Any Tax-Deferred Contributions that are distributed to an Eligible Employee in accordance with this Section shall not be taken into account in determining the Eligible Employee's "deferral percentage" for the "testing year" in which the Tax-Deferred Contributions were made, unless the Eligible Employee is a Highly Compensated Employee.

If an amount of Tax-Deferred Contributions is distributed to a Participant in accordance with this Section, Matching Contributions that are attributable solely to the distributed Tax-Deferred Contributions, plus any income and minus any losses attributable thereto, shall be forfeited by the Participant no earlier than the date on which distribution of Tax-Deferred Contributions pursuant to this Section occurs and no later than the last day of the Plan Year following the Plan Year for which the Matching Contributions were made.

7.3      DISTRIBUTION OF EXCESS DEFERRALS

Notwithstanding any other provision of the Plan to the contrary, if a Participant notifies the Administrator in writing no later than the March 1 following the close of the Participant's taxable year that "excess deferrals" have been made on his behalf under the Plan for such taxable year, the "excess deferrals", plus any income and minus any losses attributable thereto, shall be distributed to the Participant no later than the April 15 immediately following such taxable year. Any Tax-Deferred Contributions that are distributed to a Participant in accordance with this

Section shall nevertheless be taken into account in determining the Participant's "deferral percentage" for the "testing year" in which the Tax-Deferred Contributions were made. If an amount of Tax-Deferred Contributions is distributed to a Participant in accordance with this Section, Matching Contributions that are attributable solely to the distributed Tax-Deferred Contributions, plus any income and minus any losses attributable thereto, shall be forfeited by the Participant no earlier than the date on which distribution of Tax-Deferred Contributions pursuant to this Section occurs and no later than the last day of the Plan Year following the Plan Year for which the Matching Contributions were made.

7.4      LIMITATION ON TAX-DEFERRED CONTRIBUTIONS OF HIGHLY COMPENSATED
         EMPLOYEES

Notwithstanding any other provision of the Plan to the contrary, the Tax-Deferred Contributions made with respect to a Plan Year on behalf of Eligible Employees who are Highly Compensated Employees may not result in an average "deferral percentage" for such Eligible Employees that exceeds the greater of:

(a) a percentage that is equal to 125 percent of the average "deferral percentage" for all other Eligible Employees for the "testing year"; or

(b) a percentage that is not more than 200 percent of the average "deferral percentage" for all other Eligible Employees for the "testing year" and that is not more than two percentage points higher than the average "deferral percentage" for all other Eligible Employees for the "testing year", unless the "excess contributions", determined as provided in Section 7.5, are distributed as provided in Section 7.6.

In order to assure that the limitation contained herein is not exceeded with respect to a Plan Year, the Administrator is authorized to suspend completely further Tax-Deferred Contributions on behalf of Highly Compensated Employees for any remaining portion of a Plan Year or to adjust the projected "deferral percentages" of Highly Compensated Employees by reducing the percentage of their deferral elections for any remaining portion of a Plan Year to such smaller percentage that will result in the limitation set forth above not being exceeded. In the event of any such suspension or reduction, Highly Compensated Employees affected thereby shall be notified of the reduction or suspension as soon as possible and shall be given an opportunity to make a new deferral election to be effective the first day of the next following Plan Year.

In determining the "deferral percentage" for any Eligible Employee who is a Highly Compensated Employee for the Plan Year, "elective contributions", "qualified nonelective contributions", and "qualified matching contributions" (to the extent that "qualified nonelective contributions" and "qualified matching contributions" are taken into account in determining "deferral percentages") made to his accounts under any plan of an Employer or a Related Company that is not mandatorily disaggregated pursuant to IRS regulations
Section 1.410(b)-7(c), as modified by Section 1.401(k)-1(g)(11), shall be treated as if all such contributions were made to the Plan; provided, however, that if such a plan has a plan year different from the Plan Year, any such contributions made to the Highly Compensated Employee's accounts under the plan for the plan year ending with or within the same calendar year as the Plan Year shall be treated as if such contributions were made to the Plan. Notwithstanding the foregoing, such contributions shall not be treated as if they were made to the Plan if regulations issued under Code Section 401(k) do not permit such plan to be aggregated with the Plan.

If one or more plans of an Employer or Related Company are aggregated with the Plan for purposes of satisfying the requirements of Code Section 401(a)(4) or 410(b), then "deferral percentages" under the Plan shall be calculated as if the Plan and such one or more other plans were a single plan. Plans may be aggregated to satisfy Code Section 401(k) only if they have the same plan year.

The Administrator shall maintain records sufficient to show that the limitation contained in this Section was not exceeded with respect to any Plan Year and the amount of the "qualified nonelective contributions" and/or "qualified matching contributions" taken into account in determining "deferral percentages" for any Plan Year.

7.5 DETERMINATION AND ALLOCATION OF EXCESS TAX-DEFERRED CONTRIBUTIONS AMONG HIGHLY COMPENSATED EMPLOYEES

Notwithstanding any other provision of the Plan to the contrary, in the event that the limitation on Tax-Deferred Contributions described in Section 7.4 is exceeded in any Plan Year, the Administrator shall determine the dollar amount of the excess by reducing the dollar amount of the contributions included in determining the "deferral percentage" of Highly Compensated Employees in order of their "deferral percentages" as follows:

(a)      The highest "deferral percentage(s)" shall be reduced to the greater of
         (1) the maximum "deferral percentage" that satisfies the limitation on Tax-Deferred Contributions described in Section 7.4 or (2) the next highest "deferral percentage".

(b)      If the limitation on Tax-Deferred Contributions described in Section
         7.4 would still be exceeded after application of the provisions of paragraph (a), the Administrator shall continue reducing "deferral percentages" of Highly Compensated Employees, continuing with the next highest "deferral percentage", in the manner provided in paragraph (a) until the limitation on Tax-Deferred Contributions described in Section
         7.4 is satisfied.

The determination of the amount of "excess contributions" hereunder shall be made after Tax-Deferred Contributions and "excess deferrals" have been distributed pursuant to Sections 7.2 and 7.3, if applicable.

After determining the dollar amount of the "excess contributions" that have been made to the Plan, the Administrator shall allocate such excess among Highly Compensated Employees in order of the dollar amount of the Tax-Deferred Contributions (to the extent such contributions are included in determining "deferral percentages") allocated to their Accounts as follows:

(c) The contributions made on behalf of the Highly Compensated Employee(s) with the largest dollar amount of Tax-Deferred Contributions allocated to his Account for the Plan

         Year shall be reduced by the dollar amount of the excess (with such dollar amount being allocated equally among all such Highly Compensated Employees), but not below the dollar amount of such contributions made on behalf of the Highly Compensated Employee(s) with the next highest dollar amount of such contributions allocated to his Account for the Plan Year.

(d) If the excess has not been fully allocated after application of the provisions of paragraph (c), the Administrator shall continue reducing the contributions made on behalf of Highly Compensated Employees, continuing with the Highly Compensated Employees with the largest remaining dollar amount of such contributions allocated to their Accounts for the Plan Year, in the manner provided in paragraph (c) until the entire excess determined above has been allocated.

7.6      DISTRIBUTION OF EXCESS TAX-DEFERRED CONTRIBUTIONS

"Excess contributions" allocated to a Highly Compensated Employee pursuant to the preceding Section, plus any income and minus any losses attributable thereto, shall be distributed to the Highly Compensated Employee prior to the end of the next succeeding Plan Year. If such excess amounts are distributed more than 2 1/2 months after the last day of the Plan Year for which the excess occurred, an excise tax may be imposed under Code Section 4979 on the Employer maintaining the Plan with respect to such amounts.

If an amount of Tax-Deferred Contributions is distributed to a Participant in accordance with this Section, Matching Contributions that are attributable solely to the distributed Tax-Deferred Contributions, plus any income and minus any losses attributable thereto, shall be forfeited by the Participant no earlier than the date on which distribution of Tax-Deferred Contributions pursuant to this Section occurs and no later than the last day of the Plan Year following the Plan Year for which the Matching Contributions were made.

7.7      LIMITATION ON MATCHING CONTRIBUTIONS OF HIGHLY COMPENSATED EMPLOYEES

Notwithstanding any other provision of the Plan to the contrary, the Matching Contributions made with respect to a Plan Year on behalf of "eligible participants" who are Highly Compensated Employees may not result in an average "contribution percentage" for such "eligible participants" that exceeds the greater of:

(a) a percentage that is equal to 125 percent of the average "contribution percentage" for all other "eligible participants" for the "testing year"; or

(b) a percentage that is not more than 200 percent of the average "contribution percentage" for all other "eligible participants" for the "testing year" and that is not more than two percentage points higher than the average "contribution percentage" for all other "eligible participants" for the "testing year", unless the "excess contributions", determined as provided in Section 7.8, are forfeited or distributed as provided in Section 7.9.

In determining the "contribution percentage" for any "eligible participant" who is a Highly Compensated Employee for the Plan Year, "matching contributions", "employee contributions", "qualified nonelective contributions", and "elective contributions" (to the extent that "qualified nonelective contributions" and "elective contributions" are taken into account in determining "contribution percentages") made to his accounts under any plan of an Employer or a Related Company that is not mandatorily disaggregated pursuant to IRS regulations
Section 1.410(b)-7(c), as modified by IRS regulations Section 1.401(k)-1(g)(11), shall be treated as if all such contributions were made to the Plan; provided, however, that if such a plan has a plan year different from the Plan Year, any such contributions made to the Highly Compensated Employee's accounts under the plan for the plan year ending with or within the same calendar year as the Plan Year shall be treated as if such contributions were made to the Plan. Notwithstanding the foregoing, such contributions shall not be treated as if they were made to the Plan if regulations issued under Code Section 401(m) do not permit such plan to be aggregated with the Plan.

If one or more plans of an Employer or a Related Company are aggregated with the Plan for purposes of satisfying the requirements of Code Section 401(a)(4) or 410(b), the "contribution percentages" under the Plan shall be calculated as if the Plan and such one or more other plans were a single plan. Plans may be aggregated to satisfy Code Section 401(m) only if they have the same plan year.

The Administrator shall maintain records sufficient to show that the limitation contained in this Section was not exceeded with respect to any Plan Year and the amount of the "elective contributions", "qualified nonelective contributions", and/or "qualified matching contributions" taken into account in determining "contribution percentages" for any Plan Year.

7.8 DETERMINATION AND ALLOCATION OF EXCESS MATCHING CONTRIBUTIONS AMONG HIGHLY COMPENSATED EMPLOYEES

Notwithstanding any other provision of the Plan to the contrary, in the event that the limitation on Matching Contributions described in Section 7.7 is exceeded in any Plan Year, the Administrator shall determine the dollar amount of the excess by reducing the dollar amount of the contributions included in determining the "contribution percentage" of Highly Compensated Employees in order of their "contribution percentages" as follows:

(a) The highest "contribution percentage(s)" shall be reduced to the greater of (1) the maximum "contribution percentage" that satisfies the limitation on Matching Contributions described in Section 7.7 or (2) the next highest "contribution percentage".

(b) If the limitation on Matching Contributions described in Section 7.7 would still be exceeded after application of the provisions of paragraph (a), the Administrator shall continue reducing "contribution percentages" of Highly Compensated Employees, continuing with the next highest "contribution percentage", in the manner provided in paragraph (a) until the limitation on Matching Contributions described in Section 7.7 is satisfied.

The determination of the amount of excess Matching Contributions shall be made after application of Sections 7.2, 7.3, and 7.6, if applicable.

After determining the dollar amount of the "excess contributions" that have been made to the Plan, the Administrator shall allocate such excess among Highly Compensated Employees in order of the dollar amount of the Matching and Tax-Deferred Contributions (to the extent such contributions are included in determining "contribution percentages") allocated to their Accounts as follows:

(c) The contributions made on behalf of the Highly Compensated Employee(s) with the largest dollar amount of Matching and Tax-Deferred Contributions allocated to his Account for the Plan Year shall be reduced by the dollar amount of the excess (with such dollar amount being allocated equally among all such Highly Compensated Employees), but not below the dollar amount of such contributions made on behalf of the Highly Compensated Employee(s) with the next highest dollar amount of such contributions allocated to his Account for the Plan Year.

(d) If the excess has not been fully allocated after application of the provisions of paragraph (c), the Administrator shall continue reducing the contributions made on behalf of Highly Compensated Employees, continuing with the Highly Compensated Employees with the largest remaining dollar amount of such contributions allocated to their Accounts for the Plan Year, in the manner provided in paragraph (c) until the entire excess determined above has been allocated.

7.9      FORFEITURE OR DISTRIBUTION OF EXCESS CONTRIBUTIONS

"Excess contributions" allocated to a Highly Compensated Employee pursuant to the preceding Section, plus any income and minus any losses attributable thereto, shall be forfeited, to the extent forfeitable, or distributed to the Participant prior to the end of the next succeeding Plan Year as hereinafter provided. If such excess amounts are distributed more than 2 1/2 months after the last day of the Plan Year for which the excess occurred, an excise tax may be imposed under Code Section 4979 on the Employer maintaining the Plan with respect to such amounts.

The distribution or forfeiture requirement of this Section shall be satisfied by reducing contributions made by or on behalf of the Highly Compensated Employee to the extent necessary in the following order:

(a) Matching Contributions included in determining the Highly Compensated Employee's "contribution percentage" shall be distributed or forfeited, as appropriate.

(b) Tax-Deferred Contributions included in determining the Highly Compensated Employee's "contribution percentage" shall be distributed.

Excess Matching Contributions shall be distributed only to the extent a Participant has a vested interest in his Matching Contributions Sub-Account and shall otherwise be forfeited. Any amounts forfeited with respect to a Participant pursuant to this Section shall be treated as a forfeiture under the Plan no later than the last day of the Plan Year following the Plan Year for which the Matching Contributions were made.

7.10     MULTIPLE USE LIMITATION

Notwithstanding any other provision of the Plan to the contrary, the following multiple use limitation as required under Code Section 401(m) shall apply: the sum of the average "deferral percentage" for Eligible Employees who are Highly Compensated Employees and the average "contribution percentage" for "eligible participants" who are Highly Compensated Employees may not exceed the "aggregate limit". In the event that, after satisfaction of the limitations provided under this Article, it is determined that contributions under the Plan fail to satisfy the multiple use limitation contained herein, the multiple use limitation shall be satisfied by further reducing the "contribution percentages" of "eligible participants" who are Highly Compensated Employees to the extent necessary to eliminate the excess, as provided in the preceding Sections. Instead of reducing "contribution percentages", the Administrator may determine to satisfy the multiple use limitation in an alternative manner, consistently applied, that may be permitted by regulations issued under Code Section 401(m).

7.11     TREATMENT OF FORFEITED MATCHING CONTRIBUTIONS

Any Matching Contributions that are forfeited pursuant to the provisions of the preceding Sections of this Article shall be treated as a forfeiture under the Plan and applied in accordance with the provisions of Article XIV.

7.12     DETERMINATION OF INCOME OR LOSS

The income or loss attributable to "excess contributions" that are distributed pursuant to this Article shall be determined by multiplying the income or loss for the preceding Plan Year attributable to the Employee's Sub-Account to which the "excess contributions" were credited by a fraction, the numerator of which is the "excess contributions" made to such Sub-Account on the Employee's behalf for the preceding Plan Year and the denominator of which is (a) the balance of the Sub-Account on the last day of the preceding Plan Year, (b) reduced by the gain attributable to contributions to such Sub-Account for the preceding Plan Year, and (c) increased by the loss attributable to contributions to such Sub-Account for the preceding Plan Year.

7.13     CODE SECTION 415 LIMITATIONS ON CREDITING OF CONTRIBUTIONS AND
         FORFEITURES

Notwithstanding any other provision of the Plan to the contrary, the "annual addition" with respect to a Participant for a "limitation year" shall in no event exceed the lesser of (i) $30,000 (adjusted as provided in Code Section 415(d)) or (ii) 25 percent of the Participant's compensation, as defined in Code
Section 415(c)(3) and regulations issued thereunder, for the "limitation year"; provided, however, that the limit in clause (i) shall be pro-rated for any short "limitation year". If the "annual addition" to the Account of a Participant in any "limitation year" would otherwise exceed the amount that may be applied for his benefit under the limitation contained in this Section, the limitation shall be satisfied by reducing contributions made to the Participant's Account to the extent necessary in the following order:

         Tax-Deferred Contributions made on behalf of the Participant for the "limitation year" that have not been matched, if any, shall be reduced.

         Tax-Deferred Contributions made on behalf of the Participant for the "limitation year" that have been matched, if any, and the Matching Contributions attributable thereto shall be reduced pro rata.

         Forfeitures otherwise allocable to the Participant's Account for the "limitation year", if any, shall be reduced.

         Qualified Nonelective Contributions otherwise allocable to the Participant's Account for the "limitation year", if any, shall be reduced.

The amount of any reduction of Tax-Deferred Contributions (plus any income attributable thereto) shall be returned to the Participant. The amount of any reduction of Employer Contributions shall be deemed a forfeiture for the "limitation year".

Amounts deemed to be forfeitures under this Section shall be held unallocated in a suspense account established for the "limitation year" and shall be applied against the Employer's contribution obligation for the next following "limitation year" (and succeeding "limitation years", as necessary). If a suspense account is in existence at any time during a "limitation year", all amounts in the suspense account must be applied against the Employer's contribution obligation before any further contributions that would constitute "annual additions" may be made to the Plan.

For purposes of this Article, excesses shall result only from the allocation of forfeitures, a reasonable error in estimating a Participant's annual compensation (as defined in Code Section 415(c)(3) and regulations issued thereunder), a reasonable error in determining the amount of "elective contributions" that may be made with respect to any Participant under the limits of Code Section 415, or other limited facts and circumstances that justify the availability of the provisions set forth above.

7.14 APPLICATION OF CODE SECTION 415 LIMITATIONS WHERE PARTICIPANT IS COVERED UNDER OTHER QUALIFIED DEFINED CONTRIBUTION PLAN

If a Participant is covered by any other qualified defined contribution plan (whether or not terminated) maintained by an Employer or a Related Company concurrently with the Plan, and if the "annual addition" for the "limitation year" would otherwise exceed the amount that may be applied for the Participant's benefit under the limitation contained in the preceding Section, such excess shall be reduced first by reducing "annual additions" under the Plan as provided in the preceding Section. If the limitation contained in the preceding Section still is not satisfied, such excess shall be reduced as provided in the defined contribution plans other than the Plan.

7.15     SCOPE OF LIMITATIONS

The Code Section 415 limitations contained in the preceding Sections shall be applicable only with respect to benefits provided pursuant to defined contribution plans and defined benefit plans described in Code Section 415(k). For purposes of applying the Code Section 415 limitations contained in the preceding Sections, the term "Related Company" shall be adjusted as provided in Code Section 415(h).

                                  ARTICLE VIII
                            TRUST FUNDS AND ACCOUNTS

8.1      INVESTMENT FUNDS

The Sponsor shall determine the number and type of Investment Funds and shall communicate the same and any changes therein in writing to the Administrator and the Trustee. Each Investment Fund shall be held and administered as a separate common trust fund. The interest of each Participant or Beneficiary under the Plan in any Investment Fund shall be an undivided interest.

8.2      LOAN INVESTMENT FUND

If a loan from the Plan to a Participant is approved in accordance with the provisions of Article XII, the Sponsor shall direct the establishment and maintenance of a loan Investment Fund in the Participant's name. The assets of the loan Investment Fund shall be held as a separate trust fund. A Participant's loan Investment Fund shall be invested in the note(s) reflecting the loan(s) made to the Participant in accordance with the provisions of Article XII. Notwithstanding any other provision of the Plan to the contrary, income received with respect to a Participant's loan Investment Fund shall be allocated and the loan Investment Fund shall be administered as provided in Article XII.

8.3      EMPLOYER STOCK INVESTMENT FUND

The Sponsor shall direct the establishment and maintenance of an Employer stock Investment Fund to which Employer Contributions shall be allocated together with any other contributions that a Participant elects to have allocated to the Employer stock Investment Fund. The Employer stock Investment Fund shall be held and administered as a separate common trust fund. The interest of each Participant or Beneficiary under the Plan in the Employer stock Investment Fund shall be an undivided interest. The Employer stock Investment Fund is intended to be invested primarily in equity securities issued by an Employer or a Related Company that are publicly traded and are "qualifying employer securities" as defined in ERISA Section 407(d)(5). In no event may a Participant's Tax-Deferred Contributions made for any Plan Year beginning on or after January 1, 1999 in excess of one percent of the Participant's Compensation for such Plan Year be required to be invested in such equity securities.

8.4      INCOME ON TRUST

Any dividends, interest, distributions, or other income received by the Trustee with respect to any Trust Fund maintained hereunder shall be allocated by the Trustee to the Trust Fund for which the income was received.

8.5      ACCOUNTS

As of the first date a contribution is made by or on behalf of an Employee there shall be established an Account in his name reflecting his interest in the Trust. Each Account shall be maintained and administered for each Participant and Beneficiary in accordance with the provisions of the Plan. The balance of each Account shall be the balance of the account after all credits and charges thereto, for and as of such date, have been made as provided herein.

8.6      SUB-ACCOUNTS

A Participant's Account shall be divided into such separate, individual Sub-Accounts as are necessary or appropriate to reflect the Participant's interest in the Trust.

                                   ARTICLE IX
                            LIFE INSURANCE CONTRACTS

9.1      NO LIFE INSURANCE CONTRACTS

A Participant's Account may not be invested in life insurance contracts on the life of the Participant.

                                    ARTICLE X
                     DEPOSIT AND INVESTMENT OF CONTRIBUTIONS

10.1     FUTURE CONTRIBUTION INVESTMENT ELECTIONS

Each Eligible Employee shall make an investment election in the manner and form prescribed by the Administrator directing the manner in which the contributions made on his behalf, other than Employer Contributions, shall be invested. An Eligible Employee's investment election shall specify the percentage, in the percentage increments prescribed by the Administrator, of such contributions that shall be allocated to one or more of the Investment Funds with the sum of such percentages equaling 100 percent. The investment election by a Participant shall remain in effect until his entire interest under the Plan is distributed or forfeited in accordance with the provisions of the Plan or until he records a change of investment election with the Administrator, in such form as the Administrator shall prescribe. If recorded in accordance with any rules prescribed by the Administrator, a Participant's change of investment election may be implemented effective as soon as administratively possible.

10.2     DEPOSIT OF CONTRIBUTIONS

All contributions made on a Participant's behalf, other than Employer Contributions, shall be deposited in the Trust and allocated among the Investment Funds including the Employer stock Investment Fund in accordance with the Participant's currently effective investment election; provided, however, that any contributions made to the Plan in qualifying employer securities shall be allocated to the Employer stock Investment Fund, pending directions to the Administrator regarding their future investment. If no investment election is recorded with the Administrator at the time contributions are to be deposited to a Participant's Account, his contributions shall be allocated among the Investment Funds as directed by the Administrator. All Employer Contributions shall be deposited in the Trust and allocated to the Employer stock Investment Fund.

10.3     ELECTION TO TRANSFER BETWEEN FUNDS

Subject to any restrictions or limitations applicable to a particular Investment Fund, a Participant may elect to transfer investments from any Investment Fund to any other Investment Fund; provided, however, that a Participant may elect to transfer Matching Contributions allocated to the Participant's Account from the Employer stock Investment Fund to another Investment Fund only if the Participant is 100% vested in his Account. The Participant's transfer election shall specify either (i) a percentage, in the percentage increments prescribed by the Administrator, of the amount eligible for transfer, which percentage may not exceed 100 percent, or (ii) a dollar amount that is to be transferred. Any transfer election must be recorded with the Administrator, in such form as the Administrator shall prescribe. Subject to any restrictions pertaining to a particular Investment Fund, if recorded in accordance with any rules prescribed by the Administrator, a Participant's transfer election may be implemented effective as soon as administratively possible.

10.4     404(c) PROTECTION

The Plan is intended to constitute a plan described in ERISA Section 404(c) and regulations issued thereunder. The fiduciaries of the Plan may be relieved of liability for any losses that are the direct and necessary result of investment instructions given by a Participant, his Beneficiary, or an alternate payee under a qualified domestic relations order.

                                   ARTICLE XI
                         CREDITING AND VALUING ACCOUNTS

11.1     CREDITING ACCOUNTS

All contributions made under the provisions of the Plan shall be credited to Accounts in the Trust Funds by the Trustee, in accordance with procedures established in writing by the Administrator, either when received or on the succeeding Valuation Date after valuation of the Trust Fund has been completed for such Valuation Date as provided in Section 11.2, as shall be determined by the Administrator.

11.2     VALUING ACCOUNTS

Accounts in the Trust Funds shall be valued by the Trustee on the Valuation Date, in accordance with procedures established in writing by the Administrator, either in the manner adopted by the Trustee and approved by the Administrator or in the manner set forth in Section 11.3 as Plan valuation procedures, as determined by the Administrator.

11.3     PLAN VALUATION PROCEDURES

The assets of the Trust will be valued on each Valuation Date at fair market value. On such date, the earnings and losses of the Trust will be allocated to each Participant's Account according to the ratio of such Account balance to all Account balances, or by utilizing any other formula as is appropriate under the circumstances.

The Administrator may, for administrative purposes, establish unit values for one or more Investment Fund (or any portion thereof) and maintain the accounts setting forth each Participant's interest in such Investment Fund (or any portion thereof) in terms of such units, all in accordance with such rules and procedures as the Administrator shall deem to be fair, equitable, and administratively practicable. In the event that unit accounting is thus established for an Investment Fund (or any portion thereof), the value of a Participant's interest in that Investment Fund (or any portion thereof) at any time shall be an amount equal to the then value of a unit in such Investment Fund (or any portion thereof) multiplied by the number of units then credited to the Participant.

11.4     FINALITY OF DETERMINATIONS

The Trustee shall have exclusive responsibility for determining the value of each Account maintained hereunder. The Trustee's determinations thereof shall be conclusive upon all interested parties.

11.5     NOTIFICATION

Within a reasonable period of time after the end of each Plan Year, the Administrator shall notify each Participant and Beneficiary of the value of his Account and Sub-Accounts as of a Valuation Date during the Plan Year.

                                   ARTICLE XII
                                      LOANS

12.1     APPLICATION FOR LOAN

A Participant who is a party in interest as defined in ERISA Section 3(14) may make application to the Administrator for a loan from his Account. Loans shall be made to Participants in accordance with written guidelines which are hereby incorporated into and made a part of the Plan. To the extent that such written guidelines comply with the requirements of Code Section

72(p), but are inconsistent with the provisions of this Article, such written guidelines shall be given effect.

As collateral for any loan granted hereunder, the Participant shall grant to the Plan a security interest in his vested interest under the Plan equal to the amount of the loan; provided, however, that in no event may the security interest exceed 50 percent of the Participant's vested interest under the Plan determined as of the date as of which the loan is originated in accordance with Plan provisions. In the case of a Participant who is an active employee, the Participant also shall enter into an agreement to repay the loan by payroll withholding. No loan in excess of 50 percent of the Participant's vested interest under the Plan shall be made from the Plan. Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other employees.

A loan shall not be granted unless the Participant consents to the charging of his Account for unpaid principal and interest amounts in the event the loan is declared to be in default. If the Participant's Account is subject to the "automatic annuity" provisions of the addendum, the Participant's spouse must consent in writing to any loan hereunder.

12.2     REDUCTION OF ACCOUNT UPON DISTRIBUTION

Notwithstanding any other provision of the Plan, the amount of a Participant's Account that is distributable to the Participant or his Beneficiary under
Article XIII or XV shall be reduced by the portion of his vested interest that is held by the Plan as security for any loan outstanding to the Participant, provided that the reduction is used to repay the loan. If distribution is made because of the Participant's death prior to the commencement of distribution of his Account and the Participant's vested interest in his Account is payable to more than one individual as Beneficiary, then the balance of the Participant's vested interest in his Account shall be adjusted by reducing the vested account balance by the amount of the security used to repay the loan, as provided in the preceding sentence, prior to determining the amount of the benefit payable to each such individual.

12.3     REQUIREMENTS TO PREVENT A TAXABLE DISTRIBUTION

Notwithstanding any other provision of the Plan to the contrary, the following terms and conditions shall apply to any loan made to a Participant under this
Article:

(a) The amount of any loan to a Participant (when added to the outstanding balance of all other loans to the Participant from the Plan or any other plan maintained by an Employer or a Related Company) shall not exceed the lesser of:

         (i) $50,000, reduced by the excess, if any, of the highest outstanding balance of any other loan to the Participant from the Plan or any other plan maintained by an Employer or a Related Company during the preceding 12-month period over the outstanding balance of such loans on the date a loan is made hereunder; or

         (ii) 50 percent of the vested portions of the Participant's Account and his vested interest under all other plans maintained by an Employer or a Related Company.

(b) The term of any loan to a Participant shall be no greater than five years, except in the case of a loan used to acquire any dwelling unit which within a reasonable period of time is to be used (determined at the time the loan is made) as a principal residence (as defined in Code
         Section 121) of the Participant.

(c) Substantially level amortization shall be required over the term of the loan with payments made not less frequently than quarterly, except that if so provided in the written guidelines applicable to Plan loans, the amortization schedule may be waived and payments suspended while a Participant is on a leave of absence from employment with an Employer or any Related Company (for periods in which the Participant does not perform military service as described in paragraph (e)), provided that all of the following requirements are met:

         (i) Such leave is either without pay or at a reduced rate of pay that, after withholding for employment and income taxes, is less than the amount required to be paid under the amortization schedule;

         (ii) Payments resume after the earlier of (a) the date such leave of absence ends or (b) the one-year anniversary of the date such leave began;

         (iii) The period during which payments are suspended does not exceed one year;

         (iv) Payments resume in an amount not less than the amount required under the original amortization schedule; and

         (v) The waiver of the amortization schedule does not extend the period of the loan beyond the maximum period permitted under this Article.

(d) If a Participant is absent from employment with any Employer or any Related Company for a period during which he performs services in the uniformed services (as defined in chapter 45 of title 38 of the United States Code), whether or not such services constitute qualified military service, the suspension of payments shall not be taken into account for purposes of applying either paragraph (c) or paragraph (d) of this Section provided that all of the following requirements are met:

         (i)      Payments resume upon completion of such military service;

         (ii) Payments resume in an amount not less than the amount required under the original amortization schedule and continue in such amount until the loan is repaid in full;

         (iii) Upon resumption, payments are made no less frequently than required under the original amortization schedule and continue under such schedule until the loan is repaid in full; and

         (iv) The loan is repaid in full, including interest accrued during the period of such military service, no later than the last scheduled repayment date under the original amortization schedule extended by the period of such military service.

(e) The loan shall be evidenced by a legally enforceable agreement that demonstrates compliance with the provisions of this section.

12.4     ADMINISTRATION OF LOAN INVESTMENT FUND

Upon approval of a loan to a Participant, the Administrator shall direct the Trustee to transfer an amount equal to the loan amount from the Investment Funds in which it is invested, as directed by the Administrator, to the loan Investment Fund established in the Participant's name. Any loan approved by the Administrator shall be made to the Participant out of the Participant's loan Investment Fund. All principal and interest paid by the Participant on a loan made under this Article shall be deposited to his Account and shall be allocated upon receipt among the Investment Funds in accordance with the Participant's currently effective investment election. The balance of the Participant's loan Investment Fund shall be decreased by the amount of principal payments and the loan Investment Fund shall be terminated when the loan has been repaid in full.

12.5     DEFAULT

If either (1) a Participant fails to make or cause to be made, any payment required under the terms of the loan by the end of the calendar quarter following the calendar quarter in which the payment was due, unless payment is not made because the Participant is on a leave of absence and the amortization schedule is waived as provided in Section 12.3(d) or (e), or (2) there is an outstanding principal balance existing on a loan after the last scheduled repayment date (extended as provided in Section 12.3(e), if applicable), the Administrator shall direct the Trustee to declare the loan to be in default, and the entire unpaid balance of such loan, together with accrued interest, shall be immediately due and payable. In any such event, if such balance and interest thereon is not then paid, the Trustee shall charge the Account of the borrower with the amount of such balance and interest as of the earliest date a distribution may be made from the Plan to the borrower without adversely affecting the tax qualification of the Plan or of the cash or deferred arrangement.

12.6     DEEMED DISTRIBUTION UNDER CODE SECTION 72(p)

If a Participant's loan is in default as provided in Section 12.5, the Participant shall be deemed to have received a taxable distribution in the amount of the outstanding loan balance as required under Code Section 72(p), whether or not distribution may actually be made from the Plan without adversely affecting the tax qualification of the Plan; provided, however, that the taxable portion of such deemed distribution shall be reduced in accordance with the provisions of Code Section 72(e) to the extent the deemed distribution is attributable to the Participant's After-Tax Contributions.

If a Participant is deemed to have received distribution of an outstanding loan balance hereunder, no further loans may be made to such Participant from his Account unless there is a legally enforceable arrangement among the Participant, the Plan, and the Participant's employer that repayment of such loan shall be made by payroll withholding.

12.7     TREATMENT OF OUTSTANDING BALANCE OF LOAN DEEMED DISTRIBUTED UNDER CODE
         SECTION 72(P)

With respect to any loan made on or after January 1, 2002, the balance of such loan that is deemed to have been distributed to a Participant hereunder shall cease to be an outstanding loan for purposes of Code Section 72(p) and a Participant shall not be treated as having received a taxable distribution when his Account is offset by such outstanding loan balance as provided in Section
12.5. Any interest that accrues on a loan after it is deemed to have been distributed shall not be treated as an additional loan to the Participant and shall not be included in the Participant's taxable income as a deemed distribution. Notwithstanding the foregoing, however, unless a Participant repays such loan, with interest, the amount of such loan, with interest thereon calculated as provided in the original loan note, shall continue to be considered an outstanding loan for purposes of determining the maximum permissible amount of any subsequent loan under Section 12.3(b).

A Participant may elect to make a single sum payment of the total outstanding balance of such loan after it is deemed to have been distributed hereunder. Such payment shall be treated as an After-Tax Contribution to the Plan solely for purposes of determining the taxable portion of the Participant's Account and shall not be treated as an After-Tax Contribution for any other Plan purpose, including application of the limitations on contributions applicable under Code Sections 401(m) and 415.

12.8     SPECIAL RULES APPLICABLE TO LOANS

Any loan made hereunder shall be subject to the following rules:

(a) Loans Limited to Eligible Employees: No loans shall be made to an Employee who makes a Rollover Contribution in accordance with Article V, but who is not an Eligible Employee as provided in Article III.

(b) Minimum Loan Amount: A Participant may not request a loan for less than $1,000.

(c) Maximum Number of Outstanding Loans: A Participant may not have more than two outstanding loans at any time. A Participant with two outstanding loans may not apply for another loan until all but one of the existing loans is repaid in full and may not refinance an existing loan or obtain a third loan for the purpose of paying off an existing loan. The provisions of this paragraph shall not apply to any loans made prior to the effective date of this amendment and restatement; provided, however, that any such loan shall be taken into account in determining whether a Participant may apply for a new loan hereunder.

(d) Limit on Loans Made During 12-Month Period: Regardless of the number of loans outstanding to a Participant, no more than two loans shall be made to the Participant during a calendar year, Plan Year, or such other consistent 12-month period designated by the Administrator.

(e) Maximum Period for Principal Residence Loan: The term of any loan to a Participant that is used to acquire any dwelling unit which within a reasonable period of time is to be used (determined at the time the loan is made) as a principal residence (as defined in Code Section 121) of the Participant shall be no greater than 30 years.

(f) Pre-Payment Without Penalty: A Participant may pre-pay the balance of any loan hereunder prior to the date it is due without penalty.

(g) Effect of Termination of Employment: Upon a Participant's termination of employment, the balance of any outstanding loan hereunder shall immediately become due and owing.

(h) No Roll Over of Loans: A Participant may not elect to roll over any loan note held pursuant to the provisions of this Article.

12.9     LOANS GRANTED PRIOR TO AMENDMENT

Notwithstanding any other provision of this Article to the contrary, any loan made under the provisions of the Plan as in effect prior to this amendment and restatement shall remain outstanding until repaid in accordance with its terms or the otherwise applicable Plan provisions.

                                  ARTICLE XIII
                           WITHDRAWALS WHILE EMPLOYED

13.1     NON-HARDSHIP WITHDRAWALS OF ROLLOVER CONTRIBUTIONS

A Participant who is employed by an Employer or a Related Company may elect at any time, subject to the limitations and conditions prescribed in this Article, to make a cash withdrawal or, if the Participant's Account is subject to the "automatic annuity" provisions of the Addendum, a withdrawal through the purchase of a Qualified Joint and Survivor Annuity or a Single Life Annuity as provided in the Addendum from his Rollover Contributions Sub-Account.

13.2     AGE 59 1/2 WITHDRAWALS

A Participant who is employed by an Employer or a Related Company and who has attained age 59 1/2 may elect, subject to the limitations and conditions prescribed in this Article, to make a cash withdrawal or, if the Participant's Account is subject to the "automatic annuity" provisions of the Addendum, a withdrawal through the purchase of a Qualified Joint and Survivor Annuity or a Single Life Annuity as provided in the Addendum from his vested interest in any of the following Sub-Accounts:

(a)      his Tax-Deferred Contributions Sub-Account.

(b)      his After-Tax Contributions Sub-Account.

(c)      his Regular Matching Contributions Sub-Account.

(d)      his Additional Profit-Sharing Matching Contributions Sub-Account.

13.3     OVERALL LIMITATIONS ON NON-HARDSHIP WITHDRAWALS

Non-hardship withdrawals made pursuant to this Article shall be subject to the following conditions and limitations:

(a) A Participant must apply for a non-hardship withdrawal such number of days prior to the date as of which it is to be effective as the Administrator may prescribe.

(b) Withdrawals may be made effective as soon as administratively practicable after the Administrator's approval of the Participant's withdrawal application.

(c) A Participant may not make more than two non-hardship withdrawals from his Rollover Contributions Sub-Account in accordance with the provisions of this Article during the Plan Year.

(d) If a Participant's Account is subject to the "automatic annuity" provisions of the Addendum, the Participant's spouse must consent to any withdrawal hereunder, unless the withdrawal is made in the form of a Qualified Joint and Survivor Annuity.

13.4     HARDSHIP WITHDRAWALS

A Participant who is employed by an Employer or a Related Company and who is determined by the Administrator to have incurred a hardship in accordance with the provisions of this Article may elect, subject to the limitations and conditions prescribed in this Article, to make a cash withdrawal or, if the Participant's Account is subject to the "automatic annuity" provisions of the Addendum, a withdrawal through the purchase of a Qualified Joint and Survivor Annuity or a Single Life Annuity as provided in the Addendum from his vested interest in any of the following Sub-Accounts:

(a) his Tax-Deferred Contributions Sub-Account, excluding any income credited to such Sub-Account.

(b)      his After-Tax Contributions Sub-Account.

(c)      his Rollover Contributions Sub-Account.

(d)      his Regular Matching Contributions Sub-Account.

(e)      his Additional Profit-Sharing Matching Contributions Sub-Account.

13.5     HARDSHIP DETERMINATION

The Administrator shall grant a hardship withdrawal only if it determines that the withdrawal is necessary to meet an immediate and heavy financial need of the Participant. An immediate and heavy financial need of the Participant means a financial need on account of:

(a) expenses previously incurred by or necessary to obtain for the Participant, the Participant's spouse, or any dependent of the Participant (as defined in Section 152 of the Code) medical care described in Section 213(d) of the Code;

(b) costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

(c) payment of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Participant, the Participant's spouse, or any dependent of the Participant;

(d) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or

(e) funeral expenses incurred as a result of the death of the Spouse or the Participant's parents, brothers, sisters or dependents (as defined in Code Section 152).

13.6     SATISFACTION OF NECESSITY REQUIREMENT FOR HARDSHIP WITHDRAWALS

A withdrawal shall be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant only if the Participant satisfies all of the following requirements:

(a) The withdrawal is not in excess of the amount of the immediate and heavy financial need of the Participant.

(b) The Participant has obtained all distributions, other than hardship distributions, and all non-taxable loans currently available under all plans maintained by an Employer or any Related Company.

(c) The Participant's Tax-Deferred Contributions and the Participant's "elective contributions" and "employee contributions", as defined in
         Article VII, under all other qualified and non-qualified deferred compensation plans maintained by an Employer or any Related Company shall be suspended for at least 12 months after his receipt of the withdrawal.

(d) The Participant's Tax-Deferred Contributions and "elective contributions", as defined in Article VII, for his taxable year immediately following the taxable year of the withdrawal shall not exceed the applicable limit under Code Section 402(g) for such next taxable year less the amount of the Participant's Tax-Deferred Contributions and "elective contributions" for the taxable year of the withdrawal.

A Participant shall not fail to be treated as an Eligible Employee for purposes of applying the limitations contained in Article VII of the Plan merely because his Tax-Deferred Contributions are suspended in accordance with this Section.

13.7     CONDITIONS AND LIMITATIONS ON HARDSHIP WITHDRAWALS

Hardship withdrawals made pursuant to this Article shall be subject to the following conditions and limitations:

(a) A Participant must apply for a hardship withdrawal such number of days prior to the date as of which it is to be effective as the Administrator may prescribe.

(b) Hardship withdrawals may be made effective as soon as administratively practicable after the Administrator's approval of the Participant's withdrawal application.

(c) The amount of a hardship withdrawal may include any amounts necessary to pay any Federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

(d) If a Participant's Account is subject to the "automatic annuity" provisions of the Addendum, the Participant's spouse must consent to any withdrawal hereunder, unless the withdrawal is made in the form of a Qualified Joint and Survivor Annuity.

13.8     ORDER OF WITHDRAWAL FROM A PARTICIPANT'S SUB-ACCOUNTS

Distribution of a withdrawal amount shall be made from a Participant's Sub-Accounts, to the extent necessary, in the order prescribed by the Administrator, which order shall be uniform with respect to all Participants and non-discriminatory. If the Sub-Account from which a Participant is receiving a withdrawal is invested in more than one Investment Fund, the withdrawal shall be charged against the Investment Funds as directed by the Administrator.

                                   ARTICLE XIV
                  TERMINATION OF EMPLOYMENT AND SETTLEMENT DATE

14.1     TERMINATION OF EMPLOYMENT AND SETTLEMENT DATE

A Participant's Settlement Date shall occur on the date he terminates employment with the Employers and all Related Companies because of death, disability, retirement, or other termination of employment. Written notice of a Participant's Settlement Date shall be given by the Administrator to the Trustee.

14.2     SEPARATE ACCOUNTING FOR NON-VESTED AMOUNTS

If as of a Participant's Settlement Date the Participant's vested interest in his Employer Contributions Sub-Account is less than 100 percent, that portion of his Employer Contributions Sub-Account that is not vested shall be accounted for separately from the vested portion and shall be disposed of as provided in the following Section. If prior to such Settlement Date the Participant received a distribution under the Plan, his vested interest in his Employer Contributions Sub-Account shall be an amount ("X") determined by the following formula:

         X = P(AB + D) - D

         For purposes of the formula:

         P   =  The Participant's vested interest in his Employer Contributions
                Sub-Account on the date distribution is to be made.

         AB  =  The balance of the Participant's Employer Contributions
                Sub-Account as of the Valuation Date immediately preceding the date distribution is to be made.

         D   =  The amount of all prior distributions from the Participant's
                Employer Contributions Sub-Account. Amounts deemed to have been distributed to a Participant pursuant to Code Section 72(p), but which have not actually been offset against the Participant's
                Account balance shall not be considered distributions hereunder.

14.3     DISPOSITION OF NON-VESTED AMOUNTS

That portion of a Participant's Employer Contributions Sub-Account that is not vested upon the occurrence of his Settlement Date shall be forfeited as of a date following such Settlement Date that is prescribed by the Administrator in a uniform and non-discriminatory manner.

14.4     TREATMENT OF FORFEITED AMOUNTS

Whenever the non-vested balance of a Participant's Employer Contributions Sub-Account is forfeited during a Plan Year in accordance with the provisions of the preceding Section, such forfeiture shall be allocated among the Accounts of Participants who are Eligible Employees during the Plan Year for which the forfeiture is being allocated, are employed by the Employer for which the Participant whose Account is being forfeited last performed services, and have met the allocation requirements for Regular Matching Contributions for such Plan Year. Any forfeited amounts shall be allocated in the ratio which the "deferral percentage", as defined in Article VII, of an eligible Participant bears to the aggregate value of the "deferral percentages of all such eligible Participants. Forfeitures credited to a Participant's Account hereunder shall be credited to his Matching Contributions Sub-Account. A Participant's vested interest in amounts attributable to forfeitures allocated to his Matching Contributions Sub-Account shall be determined under the vesting schedule otherwise applicable to such Sub-Account pursuant to Article VI.

Notwithstanding the foregoing, prior to allocating forfeited amounts among Participants' Accounts, such forfeited amounts shall be applied against Plan expenses. The forfeited amounts to be allocated among Participants' Accounts shall be reduced by any such amounts that are applied against Plan expenses as provided herein.

14.5     RECREDITING OF FORFEITED AMOUNTS

A former Participant who forfeited the non-vested portion of his Employer Contributions Sub-Account in accordance with the provisions of Section 14.3 prior to the date he incurs five consecutive Breaks in Service and who is reemployed by an Employer or a Related Company shall have such forfeited amounts recredited to a new Account in his name if:

(a) he returns to employment with an Employer or a Related Company before he incurs five consecutive Breaks in Service commencing after the later of (i) the date he received, or is deemed to have received, distribution of his vested interest in his Account or (ii) the date the non-vested portion of his Employer Contributions Sub-Account was forfeited;

(b) he resumes employment covered under the Plan before the earlier of (i) the end of the five-year period beginning on the date he is reemployed or (ii) the date he incurs five consecutive Breaks in Service commencing after the later of (iii) the date he received, or is deemed to have received, distribution of his vested interest in his Account or
         (iv) the date the non-vested portion of his Employer Contributions Sub-Account was forfeited; and

(c) if he received actual distribution of his vested interest in his Account, he repays to the Plan the full amount of such distribution before the earlier of (i) the end of the five year period beginning on the date he is reemployed or (ii) the date he incurs five consecutive Breaks in Service commencing after the later of (iii) the date he received distribution of his vested interest in his Account or (iv) the date the non-vested portion of his Employer Contributions Sub-Account was forfeited.

The forfeited balance of a Participant's Account that is recredited to a Participant's new Account hereunder shall be adjusted for earnings and losses that occurred during the period beginning on the date the non-vested portion of the Participant's Account was forfeited and ending on the earliest date such amounts could have been forfeited under the terms of Code Section 411(a)(7)(B). Funds needed in any Plan Year to recredit the Account of a Participant with the amounts of prior forfeitures in accordance with the preceding sentence shall come first from forfeitures that arise during such Plan Year, and then from Trust income earned in such Plan Year, to the extent it has not yet been allocated among Participants' Accounts as provided in Article XI, with each Trust Fund being charged with the amount of such income proportionately, unless his Employer chooses to make an additional Employer Contribution, and shall finally be provided by his Employer by way of a separate Employer Contribution.

A former Participant who forfeited the non-vested portion of his Employer Contributions Sub-Account in accordance with the provisions of Section 14.3 on or after the date he incurs five consecutive Breaks in Service and who is reemployed by an Employer or a Related Company shall not have such forfeited amounts recredited to his Account.

                                   ARTICLE XV
                                  DISTRIBUTIONS

15.1     DISTRIBUTIONS TO PARTICIPANTS

A Participant whose Settlement Date occurs shall receive distribution of his vested interest in his Account in the form provided under Article XVI beginning as soon as reasonably practicable following his Settlement Date or the date his application for distribution is filed with the Administrator, if later.

15.2     VOLUNTARY ELECTIVE TRANSFERS

Notwithstanding any other provision to the contrary, a Participant whose Settlement Date has not occurred and who is not otherwise eligible to receive distribution of his Account under the Plan may elect to transfer his entire Account from the Plan to another plan maintained by the Employer or a Related Company if all of the following requirements are met:

(a) the Participant transfers from employment as an Employee to other employment with an Employer or Related Company that is not covered by the Plan;

(b) such other employment is covered by another profit sharing plan that includes a cash or deferred arrangement qualified under Code Section 401(k); and

(c) the Participant makes a voluntary, fully-informed election to transfer his entire Account to such other plan.

If a Participant elects a voluntary transfer, his transferred Account shall be subject to the provisions of such other plan and benefits shall be paid at the time and in the form of provided under such other plan without regard to the provisions of the Plan prior to such transfer.

15.3     DISTRIBUTIONS TO BENEFICIARIES

If a Participant dies prior to his Benefit Payment Date, his Beneficiary shall receive distribution of the Participant's vested interest in his Account in the form provided under Article XVI beginning as soon as reasonably practicable following the date the Beneficiary's application for distribution is filed with the Administrator. Unless distribution is to be made over the life or over a period certain not greater than the life expectancy of the Beneficiary, distribution of the Participant's entire vested interest shall be made to the Beneficiary no later than the end of the fifth calendar year beginning after the Participant's death. If distribution is to be made over the life or over a period certain no greater than the life expectancy of the Beneficiary, distribution shall commence no later than:

(a) If the Beneficiary is not the Participant's spouse, the end of the first calendar year beginning after the Participant's death; or

(b) If the Beneficiary is the Participant's spouse, the later of (i) the end of the first calendar year beginning after the Participant's death or (ii) the end of the calendar year in which the Participant would have attained age 70 1/2.

If distribution is to be made to a Participant's spouse, it shall be made available within a reasonable period of time after the Participant's death that is no less favorable than the period of time applicable to other distributions. If a Participant dies after the date distribution of his vested interest in his Account begins under this Article, but before his entire vested interest in his Account is distributed, his Beneficiary shall receive distribution of the remainder of the Participant's vested interest in his Account beginning as soon as reasonably practicable following the Participant's date of death in a form that provides for distribution at least as rapidly as under the form in which the Participant was receiving distribution.

15.4     CASH OUTS AND PARTICIPANT CONSENT

Notwithstanding any other provision of the Plan to the contrary, if a Participant's vested interest in his Account does not exceed $5,000, distribution of such vested interest shall be made to the Participant in a single sum payment or through a direct rollover, as described in Article XVI, as soon as reasonably practicable following his Settlement Date. If a Participant has no vested interest in his Account on his Settlement Date, he shall be deemed to have received distribution of such vested interest on his Settlement Date.

If a Participant's vested interest in his Account exceeds $5,000, distribution shall not commence to such Participant prior to his Normal Retirement Date without the Participant's written consent and, if the Participant is married and his Account is subject to the "automatic annuity" requirements specified in the Addendum, the written consent of his spouse. Notwithstanding the foregoing, spousal consent shall not be required if distribution is made through the purchase of a Qualified Joint and Survivor Annuity or the spouse cannot be located or spousal consent cannot be obtained for other reasons set forth in Code Section 401(a)(11) and regulations issued thereunder.

If a Participant's Account is subject to the "automatic annuity" provisions specified in the Addendum, the Participant's vested interest in his Account shall be deemed to exceed $5,000 if the Participant's Benefit Payment Date has occurred with respect to amounts currently held in his Account and as of such Benefit Payment Date his vested interest in his Account exceeded $5,000.

15.5     REQUIRED COMMENCEMENT OF DISTRIBUTION

Notwithstanding any other provision of the Plan to the contrary, distribution of a Participant's vested interest in his Account shall commence to the Participant no later than the earlier of:

(a) unless the Participant elects a later date, 60 days after the close of the Plan Year in which (i) the Participant's Normal Retirement Date occurs, (ii) the tenth anniversary of the year in which he commenced participation in the Plan occurs, or (iii) his Settlement Date occurs, whichever is latest; or

(b)      his Required Beginning Date.

Distributions required to commence under this Section shall be made in the form provided under Article XVI and in accordance with Code Section 401(a)(9) and regulations issued thereunder, including the minimum distribution incidental benefit requirements.

15.6     TRANSITION RULES FOR REQUIRED COMMENCEMENT OF DISTRIBUTION

Notwithstanding any other provision of the Plan to the contrary, a Participant who attains age 70 1/2 prior to January 1, 2002, may elect to receive distribution of his Account beginning as of the April 1 of the calendar year following the calendar year in which he attains age 70 1/2, regardless of whether his Settlement Date has occurred.

A Participant who is receiving required distributions under the Plan pursuant to the provisions of Code Section 401(a)(9) as in effect prior to January 1, 1997, and whose Settlement Date has not occurred shall continue to receive distributions hereunder in accordance with the provisions of the Plan in effect prior to January 1, 2002.

15.7     REEMPLOYMENT OF A PARTICIPANT

If a Participant whose Settlement Date has occurred is reemployed by an Employer or a Related Company, he shall lose his right to any distribution or further distributions from the Trust arising from his prior Settlement Date and his interest in the Trust shall thereafter be treated in the same manner as that of any other Participant whose Settlement Date has not occurred.

15.8     RESTRICTIONS ON ALIENATION

Except as provided in Code Section 401(a)(13) (relating to qualified domestic relations orders), Code Section 401(a)(13)(C) and (D) (relating to offsets ordered or required under a criminal conviction involving the Plan, a civil judgment in connection with a violation or alleged violation of fiduciary responsibilities under ERISA, or a settlement agreement between the Participant and the Department of Labor in connection with a violation or alleged violation of fiduciary responsibilities under ERISA), Section 1.401(a)-13(b)(2) of Treasury regulations (relating to Federal tax levies and judgments), or as otherwise required by law, no benefit under the Plan at any time shall be subject in any manner to anticipation, alienation, assignment (either at law or in equity), encumbrance, garnishment, levy, execution, or other legal or equitable process; and no person shall have power in any manner to anticipate, transfer, assign (either at law or in equity), alienate or subject to attachment, garnishment, levy, execution, or other legal or equitable process, or in any way encumber his benefits under the Plan, or any part thereof, and any attempt to do so shall be void.

15.9     FACILITY OF PAYMENT

If the Administrator finds that any individual to whom an amount is payable hereunder is incapable of attending to his financial affairs because of any mental or physical condition, including the infirmities of advanced age, such amount (unless prior claim therefore shall have been made by a duly qualified guardian or other legal representative) may, in the discretion of the Administrator, be paid to another person for the use or benefit of the individual found incapable of attending to his financial affairs or in satisfaction of legal obligations incurred by or on behalf of such individual. The Trustee shall make such payment only upon receipt of written instructions to such effect from the Administrator. Any such payment shall be charged to the Account from which any such payment would otherwise have been paid to the individual found incapable of attending to his financial affairs and shall be a complete discharge of any liability therefore under the Plan.

15.10    INABILITY TO LOCATE PAYEE

If any benefit becomes payable to any person, or to the executor or administrator of any deceased person, and if that person or his executor or administrator does not present himself to the Administrator within a reasonable period after the Administrator mails written notice of his eligibility to receive a distribution hereunder to his last known address and makes such other diligent effort to locate the person as the Administrator determines, that benefit will be forfeited. However, if the payee later files a claim for that benefit, the benefit will be restored.

15.11    DISTRIBUTION PURSUANT TO QUALIFIED DOMESTIC RELATIONS ORDERS

Notwithstanding any other provision of the Plan to the contrary, if a qualified domestic relations order so provides, distribution may be made to an alternate payee pursuant to a qualified domestic relations order, as defined in Code
Section 414(p), regardless of whether the Participant's Settlement Date has occurred or whether the Participant is otherwise entitled to receive a distribution under the Plan.

                                   ARTICLE XVI
                                 FORM OF PAYMENT

16.1     APPLICABILITY

Subject to the provisions of the Addendum regarding prior protected forms of payment, the provisions of this Article shall apply to all Participants and Beneficiaries eligible to receive a distribution under the Plan.

16.2     FORM OF PAYMENT

Distribution shall be made to a Participant, or his Beneficiary, if the Participant has died, in a single sum cash payment.

16.3     DIRECT ROLLOVER

Notwithstanding any other provision of the Plan to the contrary, in lieu of receiving distribution in the form of payment provided under this Article, a "qualified distributee" may elect in writing, in accordance with rules prescribed by the Administrator, to have a portion or all of any "eligible rollover distribution" paid directly by the Plan to the "eligible retirement plan" designated by the

"qualified distributee". Any such payment by the Plan to another "eligible retirement plan" shall be a direct rollover.

Notwithstanding the foregoing, a "qualified distributee" may not elect a direct rollover with respect to an "eligible rollover distribution" if the total value of such distribution is less than $200. For purposes of this Section, the following terms have the following meanings:

(a) An "eligible retirement plan" means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code
         Section 403(a), or a qualified trust described in Code Section 401(a) that accepts rollovers; provided, however, that, in the case of a direct rollover by a surviving spouse, an eligible retirement plan does not include a qualified trust described in Code Section 401(a).

(b) An "eligible rollover distribution" means any distribution of all or any portion of the balance of a Participant's Account; provided, however, that an eligible rollover distribution does not include the following:

         (i) any distribution to the extent such distribution is required under Code Section 401(a)(9).

         (ii) the portion of any distribution that consists of the Participant's After-Tax Contributions.

         (iii) any distribution that is one of a series of substantially equal periodic payment made not less frequently than annually for the life or life expectancy of the "qualified distributee" or the joint lives or life expectancies of the "qualified distributee" and the "qualified distributee's" designated beneficiary, or for a specified period of ten years or more.

         (iv) any hardship withdrawal of Tax-Deferred Contributions made in accordance with the provisions of Article XIII.

(c) A "qualified distributee" means a Participant, his surviving spouse, or his spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in Code Section 414(p).

16.4     NOTICE REGARDING FORMS OF PAYMENT

Within the 60 day period ending 30 days before a Participant's Benefit Payment Date, the Administrator shall provide the Participant with a written explanation of his right to defer distribution until his Normal Retirement Date, or such later date as may be provided in the Plan, his right to make a direct rollover, and the form of payment provided under the Plan. Distribution of the Participant's Account may commence fewer than 30 days after such notice is provided to the Participant if (i) the Administrator clearly informs the Participant of his right to consider his election of whether or not to make a direct rollover or to receive a distribution prior to his Normal Retirement Date for a period of at least 30 days following his receipt of the notice and (ii) the Participant, after receiving the notice, affirmatively elects an early distribution.

16.5     DISTRIBUTION IN THE FORM OF EMPLOYER STOCK

Notwithstanding any other provision of the Plan to the contrary, to the extent that his Account is invested in Employer stock on the date distribution is to be made to a Participant, the Participant may elect to receive distribution of the fair market value of such Account in the form of Employer stock.

16.6     ELIMINATION OF OPTIONAL FORMS OF PAYMENT

Prior to the effective date of this amendment and restatement, the Plan provided for distribution in an annuity form of payment and in the form of installments. The Plan no longer provides for distribution in those forms. Notwithstanding the foregoing, if a Participant's Benefit Payment Date occurs before the earlier of
(1) 90 days following the date the Participant is provided with a notice describing elimination of such forms of payment that meets the requirements of Department of Labor Regulations Section 2520.104b-3 or (2) the first day of the second Plan Year following the Plan Year in which the amendment and restatement is adopted, the Participant may elect to receive distribution under either of the eliminated forms of payment as provided under the Plan as in effect immediately prior to the effective date of the amendment and restatement.

                                  ARTICLE XVII
                                  BENEFICIARIES

17.1     DESIGNATION OF BENEFICIARY

An unmarried Participant's Beneficiary shall be the person or persons designated by such Participant in accordance with rules prescribed by the Administrator. A married Participant's Beneficiary shall be his spouse, unless the Participant designates a person or persons other than his spouse as Beneficiary with his spouse's written consent. For purposes of this Section, a Participant shall be treated as unmarried and spousal consent shall not be required if the Participant is not married on his Benefit Payment Date. A Participant's designation of a Beneficiary shall be subject to the Qualified Preretirement Survivor Annuity provisions described in the Addendum.

If no Beneficiary has been designated pursuant to the provisions of this Section, or if no Beneficiary survives the Participant and he has no surviving spouse, then the Beneficiary under the Plan shall be the Participant's estate. If a Beneficiary dies after becoming entitled to receive a distribution under the Plan but before distribution is made to him in full, and if the Participant has not designated another Beneficiary to receive the balance of the distribution in that event, the estate of the deceased Beneficiary shall be the Beneficiary as to the balance of the distribution.

17.2     SPOUSAL CONSENT REQUIREMENTS

Any written spousal consent given pursuant to this Article must acknowledge the effect of the action taken and must be witnessed by a Plan representative or a notary public. In addition, the spouse's written consent must either (i) specify any non-spouse Beneficiary designated by the Participant and that such Beneficiary may not be changed without written spousal consent or (ii) acknowledge that the spouse has the right to limit consent to a specific Beneficiary, but permit the Participant to change the designated Beneficiary without the spouse's further consent. A Participant's spouse will be deemed to have given written consent to the Participant's designation of Beneficiary if the Participant establishes to the satisfaction of a Plan representative that such consent cannot be obtained because the spouse cannot be located or because of other circumstances set forth in Section 401(a)(11) of the Code and regulations issued thereunder. Any written consent given or deemed to have been given by a Participant's spouse hereunder shall be valid only with respect to the spouse who signs the consent.

                                  ARTICLE XVIII
                                 ADMINISTRATION

18.1     AUTHORITY OF THE SPONSOR

The Sponsor, which shall be the administrator for purposes of ERISA and the plan administrator for purposes of the Code, shall be responsible for the administration of the Plan and, in addition to the powers and authorities expressly conferred upon it in the Plan, shall have all such powers and authorities as may be necessary to carry out the provisions of the Plan, including the power and authority to interpret and construe the provisions of the Plan, to make benefit determinations, and to resolve any disputes which arise under the Plan. The Sponsor may employ such attorneys, agents, and accountants as it may deem necessary or advisable to assist in carrying out its duties hereunder. The Sponsor shall be a "named fiduciary" as that term is defined in ERISA Section 402(a)(2). The Sponsor, by action of its board of directors, may:

(a) allocate any of the powers, authority, or responsibilities for the operation and administration of the Plan (other than trustee responsibilities as defined in ERISA Section 405(c)(3)) among named fiduciaries; and

(b) designate a person or persons other than a named fiduciary to carry out any of such powers, authority, or responsibilities;

except that no allocation by the Sponsor of, or designation by the Sponsor with respect to, any of such powers, authority, or responsibilities to another named fiduciary or a person other than a named fiduciary shall become effective unless such allocation or designation shall first be accepted by such named fiduciary or other person in a writing signed by it and delivered to the Sponsor.

The Sponsor shall also have the authority and discretion to engage an Administrative Delegate who shall perform, without discretionary authority or control, administrative functions within the framework of policies, interpretations, rules, practices, and procedures made by the Sponsor or other "named fiduciary". Any action made or taken by the Administrative Delegate may be appealed by an affected Participant to the Sponsor in accordance with the claims review procedure as provided in Section 18.4. Any decisions which call for interpretations of plan provisions not previously made by the Sponsor shall be made only by the Sponsor. The Administrative Delegate shall not be considered a fiduciary with respect to the services it provides.

18.2     DISCRETIONARY AUTHORITY

In carrying out its duties under the Plan, including making benefit determinations, interpreting or construing the provisions of the Plan, and resolving disputes, the Sponsor (or any individual to whom authority has been delegated in accordance with Section 18.1, other than the Administrative Delegate) shall have absolute discretionary authority.

18.3     ACTION OF THE SPONSOR

Any act authorized, permitted, or required to be taken under the Plan by the Sponsor and which has not been delegated in accordance with Section 18.1, may be taken by a majority of the members of the board of directors of the Sponsor, either by vote at a meeting, or in writing without a meeting, or by the employee or employees of the Sponsor designated by the board of directors to carry out such acts on behalf of the Sponsor. All notices, advice, directions, certifications, approvals, and instructions required or authorized to be given by the Sponsor as under the Plan shall be in writing and signed by either (i) a majority of the members of the Sponsor's board of directors or by such member or members as may be designated by an instrument in writing, signed by all the members thereof, as having authority to execute such documents on its behalf, or
(ii) the employee or employees authorized to act for the Sponsor in accordance with the provisions of this Section.

18.4     CLAIMS REVIEW PROCEDURE

Whenever a claim for benefits under the Plan filed by any person (herein referred to as the "Claimant") is denied, whether in whole or in part, the Sponsor shall transmit a written notice of such decision to the Claimant within 90 days of the date the claim was filed or, if special circumstances require an extension, within 180 days of such date, which notice shall be written in a manner calculated to be understood by the Claimant and shall contain a statement of (i) the specific reasons for the denial of the claim, (ii) specific reference to pertinent Plan provisions on which the denial is based, (iii) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such information is necessary, (iv) that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, (v) records and other information relevant to the Claimant's claim, a description of the review procedures and in the event of an adverse review decision, a statement describing any voluntary review procedures and the Claimant's right to obtain copies of such procedures, and (vi) a statement that there is no further administrative review following the initial review, and that the Claimant has a right to bring a civil action under ERISA Section 502(a) if the Sponsor's decision on review is adverse to the Claimant. The notice shall also include a statement advising the Claimant that, within 60 days of the date on which he receives such notice, he may obtain review of such decision in accordance with the procedures hereinafter set forth. Within such 60-day period, the Claimant or his authorized representative may request that the claim denial be reviewed by filing with the Sponsor a written request therefore, which request shall contain the following information:

(a) the date on which the Claimant's request was filed with the Sponsor; provided, however, that the date on which the Claimant's request for review was in fact filed with the Sponsor shall control in the event that the date of the actual filing is later than the date stated by the Claimant pursuant to this paragraph;

(b) the specific portions of the denial of his claim which the Claimant requests the Sponsor to review;

(c) a statement by the Claimant setting forth the basis upon which he believes the Sponsor should reverse the previous denial of his claim for benefits and accept his claim as made; and

(d) any written material (offered as exhibits) which the Claimant desires the Sponsor to examine in its consideration of his position as stated pursuant to paragraph (c) of this Section.

Within 60 days of the date determined pursuant to paragraph (a) of this Section or, if special circumstances require an extension, within 120 days of such date, the Sponsor shall conduct a full and fair review of the decision denying the Claimant's claim for benefits and shall render its written decision on review to the Claimant. The Sponsor's decision on review shall be written in a manner calculated to be understood by the Claimant and shall specify the reasons and Plan provisions upon which the Sponsor's decision was based.

Notwithstanding the foregoing, special procedures apply for processing claims and reviewing prior claim determinations if a Claimant's claim for benefits is contingent upon a determination as to whether a Participant is Disabled under the Plan.

18.5     QUALIFIED DOMESTIC RELATIONS ORDERS

The Sponsor shall establish reasonable procedures to determine the status of domestic relations orders and to administer distributions under domestic relations orders which are deemed to be qualified orders. Such procedures shall be in writing and shall comply with the provisions of Code Section 414(p) and regulations issued thereunder.

18.6     INDEMNIFICATION

In addition to whatever rights of indemnification the Trustee or the members of the Sponsor's board of directors or any employee or employees of the Sponsor to whom any power, authority, or responsibility is delegated pursuant to Section 18.3, may be entitled under the articles of incorporation or regulations of the Sponsor, under any provision of law, or under any other agreement, the Sponsor shall satisfy any liability actually and reasonably incurred by any such person or persons, including expenses, attorneys' fees, judgments, fines, and amounts paid in settlement (other than amounts paid in settlement not approved by the Sponsor), in connection with any threatened, pending or completed action, suit, or proceeding which is related to the exercising or failure to exercise by such person or persons of any of the powers, authority, responsibilities, or discretion as provided under the Plan, or reasonably believed by such person or persons to be provided hereunder, and any action taken by such person or persons in connection therewith, unless the same is judicially determined to be the result of such person or persons' gross negligence or willful misconduct.

18.7     ACTIONS BINDING

Subject to the provisions of Section 18.4, any action taken by the Sponsor which is authorized, permitted, or required under the Plan shall be final and binding upon the Employers, the Trustee, all persons who have or who claim an interest under the Plan, and all third parties dealing with the Employers or the Trustee.

                                   ARTICLE XIX
                            AMENDMENT AND TERMINATION

19.1     AMENDMENT

Subject to the provisions of Section 19.2, the Sponsor may at any time and from time to time, by action of its board of directors, or such officers of the Sponsor as are authorized by its board of directors, amend the Plan, either prospectively or retroactively. Any such amendment shall be by written instrument executed by the Sponsor.

19.2     LIMITATION ON AMENDMENT

The Sponsor shall make no amendment to the Plan which shall decrease the accrued benefit of any Participant or Beneficiary, except that nothing contained herein shall restrict the right to amend the provisions of the Plan relating to the administration of the Plan and Trust. Moreover, no such amendment shall be made hereunder which shall permit any part of the Trust to revert to an Employer or any Related Company or be used or be diverted to purposes other than the exclusive benefit of Participants and Beneficiaries. The Sponsor shall make no retroactive amendment to the Plan unless such amendment satisfies the requirements of Code Section 401(b) and/or Section 1.401(a)(4)-11(g) of the Treasury regulations, as applicable.

19.3     TERMINATION

The Sponsor reserves the right, by action of its board of directors, to terminate the Plan as to all Employers at any time (the effective date of such termination being hereinafter referred to as the "termination date"). Upon any such termination of the Plan, the following actions shall be taken for the benefit of Participants and Beneficiaries:

(a) As of the termination date, each Investment Fund shall be valued and all Accounts and Sub-Accounts shall be adjusted in the manner provided in Article XI, with any unallocated contributions or forfeitures being allocated as of the termination date in the manner otherwise provided in the Plan. In determining the net worth of the Trust, there shall be included as a liability such amounts as shall be necessary to pay all expenses in connection with the termination of the Trust and the liquidation and distribution of the property of the Trust, as well as other expenses, whether or not accrued, and shall include as an asset all accrued income.

(b) All Accounts shall then be disposed of to or for the benefit of each Participant or Beneficiary in accordance with the provisions of Article XV as if the termination date were his Settlement Date; provided, however, that notwithstanding the provisions of Article XV, if the Plan does not offer an annuity option and if neither his Employer nor a Related Company establishes or maintains another defined contribution plan (other than an employee stock ownership plan as defined in Code
         Section 4975(e)(7)), the Participant's written consent to the commencement of distribution shall not be required regardless of the value of the vested portions of his Account.

(c) Notwithstanding the provisions of paragraph (b) of this Section, no distribution shall be made to a Participant of any portion of the balance of his Tax-Deferred Contributions Sub-Account prior to his separation from service (other than a distribution made in accordance with Article XIII or required in accordance with Code Section 401(a)(9)) unless (i) neither his Employer nor a Related Company establishes or maintains another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7), a tax credit employee stock ownership plan as defined in Code Section 409, or a simplified employee pension as defined in Code Section 408(k)) either at the time the Plan is terminated or at any time during the period ending 12 months after distribution of all assets from the Plan; provided, however, that this provision shall not apply if fewer than two percent of the Eligible Employees under the Plan were eligible to participate at any time in such other defined contribution plan during the 24-month period beginning 12 months before the Plan termination, and (ii) the distribution the Participant receives is a "lump sum distribution" as defined in Code Section 402(e)(4), without regard to clauses (I), (II), (III), and (IV) of sub-paragraph (D)(i) thereof.

Notwithstanding anything to the contrary contained in the Plan, upon any such Plan termination, the vested interest of each Participant and Beneficiary in his Employer Contributions Sub-Account shall be 100 percent; and, if there is a partial termination of the Plan, the vested interest of each Participant and Beneficiary who is affected by the partial termination in his Employer Contributions Sub-Account shall be 100 percent. For purposes of the preceding sentence only, the Plan shall be deemed to terminate automatically if there shall be a complete discontinuance of contributions hereunder by all Employers.

19.4     REORGANIZATION

The merger, consolidation, or liquidation of any Employer with or into any other Employer or a Related Company shall not constitute a termination of the Plan as to such Employer. If an Employer disposes of substantially all of the assets used by the Employer in a trade or business or disposes of a subsidiary and in connection therewith one or more Participants terminates employment but continues in employment with the purchaser of the assets or with such subsidiary, no distribution from the Plan shall be made to any such Participant from his Tax-Deferred Contributions Sub-Account prior to his separation from service (other than a distribution made in accordance with Article XIII or required in accordance with Code Section 401(a)(9)), except that a distribution shall be permitted to be made in such a case, subject to the Participant's consent (to the extent required by law), if (i) the distribution would constitute a "lump sum distribution" as defined in Code Section 402(e)(4), without regard to clauses (I), (II), (III), or (IV) of sub-paragraph (D)(i) thereof, (ii) the Employer continues to maintain the Plan after the disposition,
(iii) the purchaser does not maintain the Plan after the disposition, and (iv) the distribution is made by the end of the second calendar year after the calendar year in which the disposition occurred.

19.5     WITHDRAWAL OF AN EMPLOYER

An Employer other than the Sponsor may withdraw from the Plan at any time upon notice in writing to the Administrator (the effective date of such withdrawal being hereinafter referred to as the "withdrawal date"), and shall thereupon cease to be an Employer for all purposes of the Plan. An Employer shall be deemed automatically to withdraw from the Plan in the event of its complete discontinuance of contributions, or, subject to Section 19.4 and unless the Sponsor otherwise directs, it ceases to be a Related Company of the Sponsor or any other Employer. Upon the withdrawal of an Employer, the withdrawing Employer shall determine whether a partial termination has occurred with respect to its Employees. In the event that the withdrawing Employer determines a partial termination has occurred, the action specified in Section 19.3 shall be taken as of the withdrawal date, as on a termination of the Plan, but with respect only to Participants who are employed solely by the withdrawing Employer, and who, upon such withdrawal, are neither transferred to nor continued in employment with any other Employer or a Related Company. The interest of any Participant employed by the withdrawing Employer who is transferred to or continues in employment with any other Employer or a Related Company, and the interest of any Participant employed solely by an Employer or a Related Company other than the withdrawing Employer, shall remain unaffected by such withdrawal; no adjustment to his Accounts shall be made by reason of the withdrawal; and he shall continue as a Participant hereunder subject to the remaining provisions of the Plan.

                                   ARTICLE XX
                           ADOPTION BY OTHER ENTITIES

20.1     ADOPTION BY RELATED COMPANIES

A Related Company that is not an Employer may, with the consent of the Sponsor, adopt the Plan and become an Employer hereunder by causing an appropriate written instrument evidencing such adoption to be executed in accordance with the requirements of its organizational authority. Any such instrument shall specify the effective date of the adoption.

20.2     EFFECTIVE PLAN PROVISIONS

An Employer who adopts the Plan shall be bound by the provisions of the Plan in effect at the time of the adoption and as subsequently in effect because of any amendment to the Plan.

                                  ARTICLE XXI
                            MISCELLANEOUS PROVISIONS

21.1     NO COMMITMENT AS TO EMPLOYMENT

Nothing contained herein shall be construed as a commitment or agreement upon the part of any person to continue his employment with an Employer or Related Company, or as a commitment on the part of any Employer or Related Company to continue the employment, compensation, or benefits of any person for any period.

21.2     BENEFITS

Nothing in the Plan nor the Trust Agreement shall be construed to confer any right or claim upon any person, firm, or corporation other than the Employers, the Trustee, Participants, and Beneficiaries.

21.3     NO GUARANTEES

The Employers, the Administrator, and the Trustee do not guarantee the Trust from loss or depreciation, nor do they guarantee the payment of any amount which may become due to any person hereunder.

21.4     EXPENSES

The expenses of administration of the Plan, including the expenses of the Administrator and fees of the Trustee, shall be paid from the Trust as a general charge thereon, unless the Sponsor elects to make payment. Notwithstanding the foregoing, the Sponsor may direct that administrative expenses that are allocable to the Account of a specific Participant shall be paid from that Account and that the costs incident to the management of the assets of an Investment Fund or to the purchase or sale of securities held in an Investment Fund shall be paid by the Trustee from such Investment Fund.

21.5     PRECEDENT

Except as otherwise specifically provided, no action taken in accordance with the Plan shall be construed or relied upon as a precedent for similar action under similar circumstances.

21.6     DUTY TO FURNISH INFORMATION

The Employers, the Administrator, and the Trustee shall furnish to any of the others any documents, reports, returns, statements, or other information that the other reasonably deems necessary to perform its duties hereunder or otherwise imposed by law.

21.7     MERGER, CONSOLIDATION, OR TRANSFER OF PLAN ASSETS

The Plan shall not be merged or consolidated with any other plan, nor shall any of its assets or liabilities be transferred to another plan, unless, immediately after such merger, consolidation, or transfer of assets or liabilities, each Participant in the Plan would receive a benefit under the Plan which is at least equal to the benefit he would have received immediately prior to such merger, consolidation, or transfer of assets or liabilities (assuming in each instance that the Plan had then terminated).

21.8     BACK PAY AWARDS

The provisions of this Section shall apply only to an Employee or former Employee who becomes entitled to back pay by an award or agreement of an Employer without regard to mitigation of damages. If a person to whom this Section applies was or would have become an Eligible Employee after such back pay award or agreement has been effected, and if any such person who had not previously elected to make Tax-Deferred Contributions pursuant to Section 4.1 shall within 30 days of the date he receives notice of the provisions of this Section make an election to make Tax-Deferred Contributions in accordance with such Section 4.1 (retroactive to any Enrollment Date as of which he was or has become eligible to do so), then such Participant may elect that any Tax-Deferred Contributions not previously made on his behalf but which, after application of the foregoing provisions of this Section, would have been made under the provisions of Article IV shall be made out of the proceeds of such back pay award or agreement. In addition, if any such Employee or former Employee would have been eligible to participate in the allocation of Employer Contributions under the provisions of Article VI or XXII for any prior Plan Year after such back pay award or agreement has been effected, his Employer shall make an Employer Contribution equal to the amount of the Employer Contribution which would have been allocated to such Participant under the provisions of Article VI or XXII as in effect during each such Plan Year. The amounts of such additional contributions shall be credited to the Account of such Participant. Any additional contributions made pursuant to this Section shall be made in accordance with, and subject to the limitations of the applicable provisions of the Plan.

21.9     CONDITION ON EMPLOYER CONTRIBUTIONS

Notwithstanding anything to the contrary contained in the Plan or the Trust Agreement, any contribution of an Employer hereunder is conditioned upon the continued qualification of the Plan under Code Section 401(a), the exempt status of the Trust under Code Section 501(a), and the deductibility of the contribution under Code Section 404. Except as otherwise provided in this Section and Section 21.10, however, in no event shall any portion of the property of the Trust ever revert to or otherwise inure to the benefit of an Employer or any Related Company.

21.10    RETURN OF CONTRIBUTIONS TO AN EMPLOYER

Notwithstanding any other provision of the Plan or the Trust Agreement to the contrary, in the event any contribution of an Employer made hereunder:

(a)      is made under a mistake of fact, or

(b)      is disallowed as a deduction under Code Section 404,

such contribution may be returned to the Employer within one year after the payment of the contribution or the disallowance of the deduction to the extent disallowed, whichever is applicable. In the event the Plan does not initially qualify under Code Section 401(a), any contribution of an Employer made hereunder may be returned to the Employer within one year of the date of denial of the initial qualification of the Plan, but only if an application for determination was made within the period of time prescribed under ERISA Section 403(c)(2)(B).

21.11    VALIDITY OF PLAN

The validity of the Plan shall be determined and the Plan shall be construed and interpreted in accordance with the laws of the state or commonwealth in which the Sponsor has its principal place of business, except as preempted by applicable Federal law. The invalidity or illegality of any provision of the Plan shall not affect the legality or validity of any other part thereof.

21.12    TRUST AGREEMENT

The Trust Agreement and the Trust maintained thereunder shall be deemed to be a part of the Plan as if fully set forth herein and the provisions of the Trust Agreement are hereby incorporated by reference into the Plan.

21.13    PARTIES BOUND

The Plan shall be binding upon the Employers, all Participants and Beneficiaries hereunder, and, as the case may be, the heirs, executors, administrators, successors, and assigns of each of them.

21.14    APPLICATION OF CERTAIN PLAN PROVISIONS

For purposes of the general administrative provisions and limitations of the Plan, a Participant's Beneficiary or alternate payee under a qualified domestic relations order shall be treated as any other person entitled to receive benefits under the Plan. Upon any termination of the Plan, any such Beneficiary or alternate payee under a qualified domestic relations order who has an interest under the Plan at the time of such termination, which does not cease by reason thereof, shall be deemed to be a Participant for all purposes of the Plan. A Participant's Beneficiary, if the Participant has died, or alternate payee under a qualified domestic relations order shall be treated as a Participant for purposes of directing investments as provided in Article X.

21.15    MERGED PLANS

In the event another defined contribution plan (the "merged plan") is merged into and made a part of the Plan, each Employee who was eligible to participate in the "merged plan" immediately prior to the merger shall become an Eligible Employee on the date of the merger. In no event shall a Participant's vested interest in his Sub-Account attributable to amounts transferred to the Plan from the "merged plan" (his "transferee Sub-Account") on and after the merger be less than his vested interest in his account under the "merged plan" immediately prior to the merger. Notwithstanding any other provision of the Plan to the contrary, a Participant's service credited for eligibility and vesting purposes under the "merged plan" as of the merger, if any, shall be included as Eligibility and Vesting Service under the Plan to the extent Eligibility and Vesting Service are credited under the Plan. Special provisions applicable to a Participant's "transferee Sub-Account", if any, shall be specifically reflected in the Plan or in an Addendum to the Plan.

21.16    TRANSFERRED FUNDS

If funds from another qualified plan are transferred or merged into the Plan, such funds shall be held and administered in accordance with any restrictions applicable to them under such other plan to the extent required by law and shall be accounted for separately to the extent necessary to accomplish the foregoing.

21.17    VETERANS REEMPLOYMENT RIGHTS

Notwithstanding any other provision of the Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service shall be provided in accordance with Code Section 414(u). The Administrator shall notify the Trustee of any Participant with respect to whom additional contributions are made because of qualified military service.

21.18    DELIVERY OF CASH AMOUNTS

To the extent that the Plan requires the Employers to deliver cash amounts to the Trustee, such delivery may be made through any means acceptable to the Trustee, including wire transfer.

21.19    WRITTEN COMMUNICATIONS

Any communication among the Employers, the Administrator, and the Trustee that is stipulated under the Plan to be made in writing may be made in any medium that is acceptable to the receiving party and permitted under applicable law. In addition, any communication or disclosure to or from Participants and/or Beneficiaries that is required under the terms of the Plan to be made in writing may be provided in any other medium (electronic, telephonic, or otherwise) that is acceptable to the Administrator and permitted under applicable law.

21.20    TRUST TO TRUST TRANSFER

Any Employee, including an Employee who has not yet satisfied any age and/or service requirements to become an Eligible Employee under the Plan, may, with the approval of the Administrator, have Transfer Contributions made to the Plan on his behalf by causing assets to be directly transferred by the trustee of another qualified retirement plan to the Trustee of the Plan.

Amounts contributed to the Plan through a direct rollover shall not constitute Transfer Contributions.

Transfer Contributions made on behalf of an Employee shall be deposited in the Trust and credited to a Transfer Contributions Sub-Account established in the Employee's name. Such Sub-Account shall share in the allocation of earnings, losses, and expenses of the Trust Fund(s) in which it is invested, but shall not share in allocations of Employer Contributions.

In the event a Transfer Contribution is made on behalf of an Employee who has not yet satisfied the requirements to become an Eligible Employee under the Plan, such Transfer Contributions Sub-Account shall represent the Employee's sole interest in the Plan until he becomes an Eligible Employee.

                                  ARTICLE XXII
                              TOP-HEAVY PROVISIONS

22.1     DEFINITIONS

For purposes of this Article, the following terms shall have the following meanings:

The "COMPENSATION" of an employee means compensation as defined in Code Section 415 and regulations issued thereunder. In no event, however, shall the "compensation" of a Participant taken into account under the Plan for any Plan Year exceed $150,000 (subject to adjustment annually as provided in Code Sections 401(a)(17)(B) and 415(d); provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for Plan Years beginning in such calendar year). If the "compensation" of a Participant is determined over a period of time that contains fewer than 12 calendar months, then the annual "compensation" limitation described above shall be adjusted with respect to that Participant by multiplying the annual "compensation" limitation in effect for the Plan Year by a fraction the numerator of which is the number of full months in the period and the denominator of which is 12; provided, however, that no proration is "required" for a Participant who is covered under the Plan for less than one full Plan Year if the formula for allocations is based on "compensation" for a period of at least 12 months.

The "DETERMINATION DATE" with respect to any Plan Year means the last day of the preceding Plan Year, except that the "determination date" with respect to the first Plan Year of the Plan, shall mean the last day of such Plan Year.

A "KEY EMPLOYEE" means any Employee or former Employee who is a "key employee" pursuant to the provisions of Code Section 416(i)(1) and any Beneficiary of such Employee or former Employee.

A "NON-KEY EMPLOYEE" means any Employee who is not a "key employee".

A "PERMISSIVE AGGREGATION GROUP" means those plans included in each Employer's "required aggregation group" together with any other plan or plans of the Employer, so long as the entire group of plans would continue to meet the requirements of Code Sections 401(a)(4) and 410.

A "REQUIRED AGGREGATION GROUP" means the group of tax-qualified plans maintained by an Employer or a Related Company consisting of each plan in which a "key employee" participates and each other plan that enables a plan in which a "key employee" participates to meet the requirements of Code Section 401(a)(4) or Code Section 410, including any plan that terminated within the five-year period ending on the relevant "determination date".

A "SUPER TOP-HEAVY GROUP" with respect to a particular Plan Year means a "required" or "permissive aggregation group" that, as of the "determination date", would qualify as a "top-heavy group" under the definition in this Section with "90 percent" substituted for "60 percent" each place where "60 percent" appears in the definition.

A "SUPER TOP-HEAVY PLAN" with respect to a particular Plan Year means a plan that, as of the "determination date", would qualify as a "top-heavy plan" under the definition in this Section with "90 percent" substituted for "60 percent" each place where "60 percent" appears in the definition. A plan is also a "super top-heavy plan" if it is part of a "super top-heavy group".

A "TOP-HEAVY GROUP" with respect to a particular Plan Year means a "required" or "permissive aggregation group" if the sum, as of the "determination date", of the present value of the cumulative accrued benefits for "key employees" under all defined benefit plans included in such group and the aggregate of the account balances of "key employees" under all defined contribution plans included in such group exceeds 60 percent of a similar sum determined for all employees covered by the plans included in such group.

A "TOP-HEAVY PLAN" with respect to a particular Plan Year means (i), in the case of a defined contribution plan (including any simplified employee pension plan), a plan for which, as of the "determination date", the aggregate of the accounts (within the meaning of Code Section 416(g) and the regulations and rulings thereunder) of "key employees" exceeds 60 percent of the aggregate of the accounts of all participants under the plan, with the accounts valued as of the relevant valuation date and increased for any distribution of an account balance made in the five-year period ending on the "determination date", (ii), in the case of a defined benefit plan, a plan for which, as of the "determination date", the present value of the cumulative accrued benefits payable under the plan (within the meaning of Code Section 416(g) and the regulations and rulings thereunder) to "key employees" exceeds 60 percent of the present value of the cumulative accrued benefits under the plan for all employees, with the present value of accrued benefits for employees (other than "key employees") to be determined under the accrual method uniformly used under all plans maintained by an Employer or, if no such method exists, under the slowest accrual method permitted under the fractional accrual rate of Code Section 411(b)(1)(C) and including the present value of any part of any accrued benefits distributed in the five-year period ending on the "determination date", and (iii) any plan (including any simplified employee pension plan) included in a "required aggregation group" that is a "top-heavy group". For purposes of this paragraph, the accounts and accrued benefits of any employee who has not performed services for an Employer or a Related Company during the five-year period ending on the "determination date" shall be disregarded. For purposes of this paragraph, the present value of cumulative accrued benefits under a defined benefit plan for purposes of top-heavy determinations shall be calculated using the actuarial assumptions otherwise employed under such plan, except that the same actuarial assumptions shall be used for all plans within a "required" or "permissive aggregation group". A Participant's interest in the Plan attributable to any Rollover Contributions, except Rollover Contributions made from a plan maintained by an Employer or a Related Company, shall not be considered in determining whether the Plan is top-heavy. Notwithstanding the foregoing, if a plan is included in a "required" or "permissive aggregation group" that is not a "top-heavy group", such plan shall not be a "top-heavy plan".

The "VALUATION DATE" with respect to any "determination date" means the most recent Valuation Date occurring within the 12-month period ending on the "determination date".

22.2     APPLICABILITY

Notwithstanding any other provision of the Plan to the contrary, the provisions of this Article shall be applicable during any Plan Year in which the Plan is determined to be a "top-heavy plan" as hereinafter defined. If the Plan is determined to be a "top-heavy plan" and upon a subsequent "determination date" is determined no longer to be a "top-heavy plan", the vesting provisions of
Article VI shall again become applicable as of such subsequent "determination date"; provided, however, that if the prior vesting provisions do again become applicable, any Employee with three or more years of Vesting Service may elect in accordance with the provisions of Article VI, to continue to have his vested interest in his Employer Contributions Sub-Account determined in accordance with the vesting schedule specified in Code Section 22.5.

22.3     MINIMUM EMPLOYER CONTRIBUTION

If the Plan is determined to be a "top-heavy plan" for a Plan Year, the Employer Contributions, other than Matching Contributions, allocated to the Account of each "non-key employee" who is an Eligible Employee and who is employed by an Employer or a Related Company on the last day of such top-heavy Plan Year shall be no less than the lesser of (i) three percent of his "compensation" or (ii) the largest percentage of "compensation" that is allocated as an Employer Contribution and/or Tax-Deferred Contribution for such Plan Year to the Account of any "key employee"; except that, in the event the Plan is part of a "required aggregation group", and the Plan enables a defined benefit plan included in such group to meet the requirements of Code Section 401(a)(4) or 410, the minimum allocation of Employer Contributions to each such "non-key employee" shall be three percent of the "compensation" of such "non-key employee". Any minimum allocation to a "non-key employee" required by this Section shall be made without regard to any social security contribution made on behalf of the non-key employee, his number of hours of service, his level of "compensation", or whether he declined to make elective or mandatory contributions.

Employer Contributions allocated to a Participant's Account in accordance with this Section shall be considered "annual additions" under Article VII for the "limitation year" for which they are made and shall be separately accounted for. Employer Contributions allocated to a Participant's Account shall be allocated upon receipt among the Investment Funds in accordance with the Participant's currently effective investment election.

22.4     ACCELERATED VESTING

If the Plan is determined to be a "top-heavy plan", a Participant's vested interest in his Employer Contributions Sub-Account shall be determined no less rapidly than in accordance with the following vesting schedule:

YEARS OF VESTING SERVICE                  VESTED INTEREST
------------------------                  ---------------
Less than 2                                       0%
2, but less than 3                               20%
3, but less than 4                               40%
4, but less than 5                               60%
5, but less than 6                               80%
6 or more                                       100%

                                  ARTICLE XXIII
                                 EFFECTIVE DATE

23.1     GUST EFFECTIVE DATES

Unless otherwise specifically provided by the terms of the Plan, this amendment and restatement is effective with respect to each change made to satisfy the provisions of (i) the Uniformed Services Employment and Reemployment Rights Act of 1996 ("USERRA"), (ii) Small Business Job Protection Act of 1996 ("SBJPA"),
(iii) the Tax Reform Act of 1997 ("TRA `97"), (iv) any other change in the Code or ERISA, or (v) regulations, rulings, or other published guidance issued under the Code, ERISA, USERRA, SBJPA, or TRA `97 (collectively the "GUST required changes"), the first day of the first period (which may or may not be the first day of a Plan Year) with respect to which such change became required because of such provision (including any day that became such as a result of an election or waiver by an Employee or a waiver or exemption issued under the Code, ERISA, USERRA, SBJPA, or TRA `97), including, but not limited to, the following:

(a) The addition of a new Section to Article XXI entitled "Veterans Reemployment Rights" is effective December 12, 1994.

(b) The following changes are effective for Plan Years beginning after December 31, 1996:

         (i)      elimination of the family aggregation requirements;

         (ii)     changes to the definition of "Highly Compensated Employee" in
                  Article I of the Plan;

         (iii) changes to the definition of "leased employee" in Article I or II, as applicable;

         (iv) changes to the 401(k) discrimination test in Article VII of the Plan and changes to the method of correction where the Plan fails to satisfy the test; and

         (v) changes to the 401(m) discrimination test in Article VII of the Plan and changes to the method of correction where the Plan fails to satisfy the test.

(c) Changes in the definition of "Required Beginning Date" in Article I of the Plan and the addition of special provisions in Article XV grandfathering the old required beginning date rules with respect to certain Participants are effective January 1, 2002.

(d) Changes to the anti-alienation provisions of Article XV to include the exceptions in Code Section 401(a)(13)(C) and (D) are effective for judgments, orders, and decrees issued and settlement agreements entered into on or after August 5, 1997.

(e) The increase in the cashout limit from $3,500 to the limit specified in the Plan is effective February 1, 1998.

(f) Elimination of the look back rule for determining whether the value of a Participant's Account exceeds the cashout limit is effective March 22, 1999.

(g) Exclusion of hardship withdrawals of Tax-Deferred Contributions from the definition of "eligible rollover distribution" is effective January 1, 2000.

(h) Elimination of the combined limit on defined benefit and defined contribution plans under Code Section 415(e) is effective the first day of the first "limitation year" beginning on or after January 1, 2000.

23.2     SPECIAL EFFECTIVE DATES

Notwithstanding any other provision of the Plan to the contrary, the following provisions of the Plan are effective as of the date or dates specified below:

Plan eligibility effective April 1, 2001. Plan eligibility from January 1, 1999 to April 1, 2001 is Employees become eligible to participate in the Plan and to make Tax-Deferred Contributions under the Plan upon attainment of age 18 and upon the earlier of (i) completion of a six consecutive month period during which the Employee is credited with at least 500 Hours of Service or (ii) completion of one year of Eligibility Service.

The following changes became effective January 1, 1999:

         Accepting plan-to-plan transfers of After-Tax Contributions as defined in Section 5.1.

         The Matching Contribution as defined in Section 6.4 and Additional Profit-Sharing Matching Contribution formulas as defined in Section 6.5.

         The Matching Contribution and Additional Profit-Sharing Matching Contribution allocation requirements and exceptions as defined in Sections 6.9 and 6.10.

         The Vesting Schedule as defined in Section 6.11.

         Qualified Joint and Survivor provisions for the MBCI merger.

         Compensation used only during the time the Employee was an Eligible Employee.

         Funeral expenses added as a condition to receive a hardship withdrawal.

         Treatment of forfeitures was changed effective February 1, 1998.

Effective January 1, 2001, Qualified Joint and Survivor provisions for the DoubleCote merger.

                                  *     *     *

         EXECUTED AT 10943 North Sam Houston Parkway West, Houston, Texas 77064, this 21st day of December 2001.

                                             NCI BUILDING SYSTEMS, INC.

                                             By: /s/ Donnie R. Humphries
                                                 -------------------------------
                                               Title: Secretary

                                    ADDENDUM
                                       TO
                         NCI 401(K) PROFIT SHARING PLAN

         Re: Protected Prior Annuity Form of Payment

A.1      APPLICABILITY

Notwithstanding any other provision of the Plan to the contrary, the following provisions apply with respect to Participants who participated in the Metal Building Components, Inc. 401(k) Plan or the Doublecote L.L.C. 401(k) Retirement Plan. The term "Participant" when used in this Addendum refers only to a Participant who satisfies the requirements described herein. The provisions of the Addendum apply to a Participant's full Account.

A.2      DEFINITIONS

For purposes of this Article, the following terms have the following meanings:

The "AUTOMATIC ANNUITY FORM" means the form of annuity that will be purchased on behalf of a Participant unless the Participant elects another form of annuity.

A "QUALIFIED ELECTION" means an election that is made during the "qualified election period". A "qualified election" of a form of payment other than a Qualified Joint and Survivor Annuity or designating a Beneficiary other than the Participant's spouse to receive amounts otherwise payable as a Qualified Preretirement Survivor Annuity must include the written consent of the Participant's spouse, if any. A Participant's spouse will be deemed to have given written consent to the Participant's election if the Participant establishes to the satisfaction of a Plan representative that spousal consent cannot be obtained because the spouse cannot be located or because of other circumstances set forth in Code Section 401(a)(11) and regulations issued thereunder. The spouse's written consent must acknowledge the effect of the Participant's election and must be witnessed by a Plan representative or a notary public. In addition, the spouse's written consent must either (i) specify the form of payment selected instead of a Qualified Joint and Survivor Annuity, if applicable, and that such form may not be changed (except to a Qualified Joint and Survivor Annuity) without written spousal consent and specify any non-spouse Beneficiary designated by the Participant, if applicable, and that such Beneficiary may not be changed without written spousal consent or (ii) acknowledge that the spouse has the right to limit consent as provided in clause
(i), but permit the Participant to change the form of payment selected or the designated Beneficiary without the spouse's further consent. Any written consent given or deemed to have been given by a Participant's spouse hereunder shall be irrevocable and shall be effective only with respect to such spouse and not with respect to any subsequent spouse.

The "QUALIFIED ELECTION PERIOD" with respect to the "automatic annuity form" means the 90 day period ending on a Participant's Benefit Payment Date. The "qualified election period" with respect to a Qualified Preretirement Survivor Annuity means the period beginning on the first day of the Plan Year in which the Participant attains age 35 or, if he terminates employment prior to such date, the day he terminates employment with his Employer and all Related Companies. A Participant whose employment has not terminated may make a "qualified election" designating a Beneficiary other than his spouse prior to the Plan Year in which he attains age 35; provided, however, that such election shall cease to be effective as of the first day of the Plan Year in which the Participant attains age 35.

A.3      NORMAL FORM OF PAYMENT

Unless a Participant, or his Beneficiary, if the Participant has died, elects the form of payment provided in Article XVI, distribution shall be made to the Participant, or his Beneficiary, as the case may be, through the purchase of a single premium, nontransferable annuity contract. Subject to the automatic annuity and Qualified Preretirement Survivor Annuity requirements described in this Article, a Participant, or his Beneficiary, if the Participant has died, may elect any one of the following types of annuity contracts: a Single Life Annuity or a joint and survivor annuity for married Participants with the Participant's spouse entitled to a 66-2/3%, 75% or 100% survivor annuity. Notwithstanding any other provision of this Article, a Participant's Beneficiary may not elect to receive distribution of an annuity payable over the joint lives of the Beneficiary and any other individual. The terms of any annuity contract purchased hereunder and distributed to a Participant or his Beneficiary shall comply with the requirements of the Plan.

A.4      CHANGE OF ELECTION

Subject to the automatic annuity requirements of this Addendum, a Participant or Beneficiary who has elected a form of payment provided under Article XVI or this Addendum may revoke or change his election at any time prior to his Benefit Payment Date by filing his election with the Administrator in the form prescribed by the Administrator.

A.5      AUTOMATIC ANNUITY REQUIREMENTS

If a Participant elects to receive distribution through the purchase of an annuity contract that provides for payment over his life (or his Account includes assets transferred directly from a plan subject to Code Section 417), distribution shall be made to such Participant through the purchase of an annuity contract that provides for payment in one of the following "automatic annuity forms", unless the Participant elects a different type of annuity.

(a) The "automatic annuity form" for a Participant who is married on his Benefit Payment Date is the 50 percent Qualified Joint and Survivor Annuity.

(b) The "automatic annuity form" for a Participant who is not married on his Benefit Payment Date is the Single Life Annuity.

A Participant's election of an annuity other than the "automatic annuity form" or of the optional form of payment shall not be effective unless it is a "qualified election"; provided, however, that spousal consent shall not be required if the form of payment elected by the Participant is a

Qualified Joint and Survivor Annuity. A Participant may only change his election of a form of payment pursuant to a "qualified election"; provided, however, that spousal consent shall not be required if the form of payment elected by the Participant is a Qualified Joint and Survivor Annuity.

A.6      QUALIFIED PRERETIREMENT SURVIVOR ANNUITY REQUIREMENTS

If a married Participant dies before his Benefit Payment Date, his spouse shall receive distribution of 50 percent of the value of the Participant's vested interest in his Account through the purchase of an annuity contract that provides for payment over the life of the Participant's spouse. A Participant's spouse may elect to receive distribution under any one of the other forms of payment available under this Article instead of in the Qualified Preretirement Survivor Annuity form. A married Participant may designate a non-spouse Beneficiary pursuant to Article XVII to receive distribution of the Participant's vested interest in his Account that is not payable to his spouse as a Qualified Preretirement Survivor Annuity. A married Participant may only designate a non-spouse Beneficiary to receive distribution of that portion of his Account otherwise payable as a Qualified Preretirement Survivor Annuity pursuant to a "qualified election".

A.7      NOTICE REGARDING FORMS OF PAYMENT

The explanation provided to a Participant pursuant to Article XVI, shall include a description of the annuity form of payment available under the Addendum, including a written explanation of (i) the terms and conditions of the "automatic annuity form", (ii) the Participant's right to choose a form of payment other than the "automatic annuity form" or to revoke such choice, and
(iii) the rights of the Participant's spouse.

The Administrator shall provide such explanation within the 60 day period ending 30 days before the Participant's Benefit Payment Date. Notwithstanding the foregoing, distribution of the Participant's Account may commence fewer than 30 days after such explanation is provided to the Participant if (i) the Administrator clearly informs the Participant of his right to consider his election of whether or not to make a direct rollover or to receive a distribution prior to his Normal Retirement Date and his election of a form of payment for a period of at least 30 days following his receipt of the explanation, (ii) the Participant, after receiving the explanation, affirmatively elects an early distribution with his spouse's written consent, if necessary, (iii) the Participant may revoke his election at any time prior to the later of his Benefit Payment Date or the expiration of the seven-day period beginning the day after the date the explanation is provided to him, and (iv) distribution does not commence to the Participant before such revocation period ends.

In addition, the Administrator shall provide a Participant with a written explanation of (i) the terms and conditions of the Qualified Preretirement Survivor Annuity, (ii) the Participant's right to designate a non-spouse Beneficiary to receive distribution of that portion of his Account otherwise payable as a Qualified Preretirement Survivor Annuity or to revoke such designation, and (iii) the rights of the Participant's spouse. The Administrator shall provide such explanation within one of the following periods, whichever ends last:

(a) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending on the last day of the Plan Year preceding the Plan Year in which the Participant attains age 35; or

(b) the period beginning 12 calendar months before the date an individual becomes a Participant and ending 12 calendar months after such date;

provided, however, that in the case of a Participant who separates from service prior to attaining age 35, the explanation shall be provided to such Participant within the period beginning 12 calendar months before the Participant's separation from service and ending 12 calendar months after his separation from service.

                                    ADDENDUM
                                       TO
                         NCI 401(K) PROFIT SHARING PLAN

         Re: Grandfathered Provisions From Merged Plan

Notwithstanding any other provision of the Plan to the contrary, the following provisions of the Metal Building Components, Inc. 401(k) Plan and Doublecote, L.L.C. 401(k) Retirement Plan (the "merged plans") that were in effect prior to January 1, 1999 and January 1, 2001 (the "merger dates") shall continue to apply with respect to the accrued benefits of Participants who had accrued benefits under any of the "merged plans" prior to the applicable "merger date" as set forth below:

Prior Employer Contribution portion is subject to the following vesting schedule:

YEARS OF VESTING SERVICE                  VESTED INTEREST
------------------------                  ---------------
Less than one                                     0%
one, but less than two                           10%
two, but less than three                         20%
three, but less than four                        30%
four, but less than five                         40%
five, but less than six                          60%
six, but less than seven                         80%
seven or more                                   100%

                                    ADDENDUM
                                       TO
                         NCI 401(K) PROFIT SHARING PLAN

         Re: Grandfathered Provisions From Merged Plan

Notwithstanding any other provision of the Plan to the contrary, the following provisions of the Midland Metals, Inc. Employees' 401(k) Plan (the "merged plan") that were in effect prior to July 1, 2001 (the "merger date") shall continue to apply with respect to the accrued benefits of Participants who had an accrued benefit under the "merged plan" prior to the "merger date" as set forth below:

Prior Employer Contribution portion is subject to the following vesting schedule:

YEARS OF VESTING SERVICE                  VESTED INTEREST
------------------------                  ---------------
Less than two                                     0%
two, but less than three                         20%
three, but less than four                        40%
four, but less than five                         60%
five, but less than six                          80%
six or more                                     100%